                                                                   EXHIBIT 4.1.2


                       ADVANTA MORTGAGE LOAN TRUST 1998-4B


                  Mortgage Backed Notes, Series 1998-4, Class B






                                    INDENTURE


                          Dated as of November 1, 1998






                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                Indenture Trustee





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                                TABLE OF CONTENTS

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
ARTICLE I.            DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1.          Definitions.......................................................................    2
         SECTION 1.2.          Incorporation by Reference of the Trust Indenture Act.............................   25
         SECTION 1.3.          Rules of Construction.............................................................   26
         SECTION 1.4.          Action by or Consent of Noteholders...............................................   26
         SECTION 1.5.          Conflict with TIA.................................................................   26

ARTICLE II.           THE CLASS B NOTES

         SECTION 2.1.          Form..............................................................................   26
         SECTION 2.2.          Execution, Authentication and Delivery............................................   27
         SECTION 2.3.          Registration; Registration of Transfer and Exchange...............................   27
         SECTION 2.4.          Mutilated, Destroyed, Lost or Stolen Class B Notes................................   29
         SECTION 2.5.          Persons Deemed Owners.............................................................   29
         SECTION 2.6.          Payment of Principal and Interest; Defaulted Interest.............................   30
         SECTION 2.7.          Cancellation......................................................................   31
         SECTION 2.8.          Release of Collateral.............................................................   31
         SECTION 2.9.          Book-Entry Class B Notes..........................................................   31
         SECTION 2.10.         Notices to Clearing Agency........................................................   32
         SECTION 2.11.         Definitive Notes..................................................................   32

ARTICLE III.          COVENANTS

         SECTION 3.1.          Payment of Principal and Interest.................................................   33
         SECTION 3.2.          Maintenance of Office or Agency...................................................   33
         SECTION 3.3.          Money for Payments to be Held in Trust............................................   33
         SECTION 3.4.          Existence.........................................................................   34
         SECTION 3.5.          Protection of Trust Estate........................................................   34
         SECTION 3.6.          Opinions as to Trust Estate.......................................................   35
         SECTION 3.7.          Performance of Obligations; Servicing of Mortgage Loans...........................   36
         SECTION 3.8.          Negative Covenants................................................................   37
         SECTION 3.9.          Annual Statement as to Compliance.................................................   37
         SECTION 3.10.         Issuer Shall Not Consolidate or Transfer Assets...................................   38
         SECTION 3.11.         No Other Business.................................................................   38
         SECTION 3.12.         No Borrowing......................................................................   38
         SECTION 3.13.         Guarantees, Loans, Advances and Other Liabilities.................................   38
         SECTION 3.14.         Capital Expenditures..............................................................   38
         SECTION 3.15.         Compliance with Laws..............................................................   38
         SECTION 3.16.         Restricted Payments...............................................................   38
         SECTION 3.17.         Notice of Event of Defaults and Events of Servicing Termination...................   39
         SECTION 3.18.         Further Instruments and Acts......................................................   39

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
         SECTION 3.19.         Amendments of Trust B Sale and Servicing Agreement and Trust B Trust
                                 Bgreement.......................................................................   39
         SECTION 3.20.         Income Tax Characterization.......................................................   39

ARTICLE IV.           SATISFACTION AND DISCHARGE

         SECTION 4.1.          Satisfaction and Discharge of Indenture...........................................   39
         SECTION 4.2.          Application of Trust Money........................................................   40
         SECTION 4.3.          Repayment of Monies Held by Note Paying Agent.....................................   40

ARTICLE V.            REMEDIES

         SECTION 5.1.          Rights Upon an Event of Default...................................................   41
         SECTION 5.2.          Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.........   41
         SECTION 5.3.          Remedies..........................................................................   42
         SECTION 5.4.          Indenture Trustee May File Proofs of Claim........................................   42
         SECTION 5.5.          Indenture Trustee May Enforce Claims Without Possession of Class B Notes..........   43
         SECTION 5.6.          Application of Money Collected....................................................   44
         SECTION 5.7.          Limitation of Suits...............................................................   44
         SECTION 5.8.          Unconditional Rights of Class B Noteholders to Receive Principal and
                                 Interest........................................................................   45
         SECTION 5.9.          Restoration of Rights and Remedies................................................   45
         SECTION 5.10.         Rights and Remedies Cumulative....................................................   45
         SECTION 5.11.         Delay or Omission Not a Waiver....................................................   45
         SECTION 5.12.         Control by Noteholders............................................................   46
         SECTION 5.13.         Undertaking for Costs.............................................................   46
         SECTION 5.14.         Waiver of Stay or Extension Laws..................................................   46
         SECTION 5.15.         Action on Class B Notes...........................................................   47
         SECTION 5.16.         Performance and Enforcement of Certain Obligations................................   47
         SECTION 5.17.         Subrogation.......................................................................   47
         SECTION 5.18.         Preference Claims.................................................................   48
         SECTION 5.19.         Waiver of Past Defaults...........................................................   48

ARTICLE VI.           THE INDENTURE TRUSTEE

         SECTION 6.1.          Duties of Indenture Trustee.......................................................   49
         SECTION 6.2.          Rights of Indenture Trustee.......................................................   50
         SECTION 6.3.          Individual Rights of Indenture Trustee............................................   51
         SECTION 6.4.          Indenture Trustee's Disclaimer....................................................   52
         SECTION 6.5.          Notice of Defaults................................................................   52
         SECTION 6.6.          Reports by Indenture Trustee to Holders...........................................   52
         SECTION 6.7.          Compensation and Indemnity........................................................   52
         SECTION 6.8.          Replacement of Indenture Trustee..................................................   53
         SECTION 6.9.          Successor Indenture Trustee by Merger.............................................   54
         SECTION 6.10.         Appointment of Co-Indenture Trustee or Separate Indenture Trustee.................   54
         SECTION 6.11.         Eligibility: Disqualification.....................................................   56


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
         SECTION 6.12.         Preferential Collection of Claims Against Issuer..................................   56
         SECTION 6.13.         Appointment and Powers............................................................   56
         SECTION 6.14.         Performance of Duties.............................................................   57
         SECTION 6.15.         Limitation on Liability...........................................................   57
         SECTION 6.16.         Reliance Upon Documents...........................................................   57
         SECTION 6.17.         Representations and Warranties of the Indenture Trustee...........................   57
         SECTION 6.18.         Waiver of Setoffs.................................................................   58
         SECTION 6.19.         Control by the Control Party......................................................   58
         SECTION 6.20.         Indenture Trustee May Enforce Claims Without Possession of Class B Notes..........   58
         SECTION 6.21.         Suits for Enforcement.............................................................   58
         SECTION 6.22.         Mortgagor Claims..................................................................   58

ARTICLE VII.          NOTEHOLDERS' LISTS AND REPORTS

         SECTION 7.1.          Issuer to Furnish to Indenture Trustee Names and Addresses of Noteholders.........   59
         SECTION 7.2.          Preservation of Information; Communications to Noteholders........................   59
         SECTION 7.3.          Reports by Issuer.................................................................   60
         SECTION 7.4.          Reports by Indenture Trustee......................................................   60

ARTICLE VIII.         PAYMENTS AND STATEMENTS TO CLASS A  NOTEHOLDERS AND TRUST B CERTIFICATEHOLDERS;
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         SECTION 8.1.          Collection of Money...............................................................   61
         SECTION 8.2.          Release of Trust Estate...........................................................   61
         SECTION 8.3.          Establishment of Accounts.........................................................   61
         SECTION 8.4.          The Trust B Note Policy...........................................................   62
         SECTION 8.5.          Trust C Reserve Account...........................................................   62
         SECTION 8.6.          Pre-Funding Account and Capitalized Interest Account..............................   63
         SECTION 8.7.          Flow of Funds.....................................................................   64
         SECTION 8.8.          Investment of Accounts............................................................   68
         SECTION 8.9.          Eligible Investments..............................................................   69
         SECTION 8.10.         Reports by Indenture Trustee......................................................   70
         SECTION 8.11.         Additional Reports by Indenture Trustee...........................................   73
         SECTION 8.12.         Opinion of Counsel................................................................   73

ARTICLE IX.           SUPPLEMENTAL INDENTURES

         SECTION 9.1.          Supplemental Indentures Without Consent of Noteholders............................   74
         SECTION 9.2.          Supplemental Indentures with Consent of Noteholders...............................   75
         SECTION 9.3.          Execution of Supplemental Indentures..............................................   76
         SECTION 9.4.          Effect of Supplemental Indenture..................................................   77
         SECTION 9.5.          Conformity With Trust Indenture Act...............................................   77
         SECTION 9.6.          Reference in Class B Notes to Supplemental Indentures.............................   77
         SECTION 9.7.          Amendment.........................................................................   77


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
ARTICLE X.            REDEMPTION OF CLASS B NOTES

         SECTION 10.1.         Redemption........................................................................   78
         SECTION 10.2.         Surrender of Class B Notes........................................................   79
         SECTION 10.3.         Form of Redemption Notice.........................................................   80
         SECTION 10.4.         Class B Notes Payable on Redemption Date..........................................   80

ARTICLE XI.           MISCELLANEOUS

         SECTION 11.1.         Compliance Certificates and Opinions, etc.........................................   81
         SECTION 11.2.         Form of Documents Delivered to Indenture Trustee..................................   81
         SECTION 11.3.         Acts of Noteholders...............................................................   82
         SECTION 11.4.         Notices, etc. to Indenture Trustee, Issuer and Rating Agencies....................   83
         SECTION 11.5.         Notices to Noteholders; Waiver....................................................   84
         SECTION 11.6.         Alternate Payment and Notice Provisions...........................................   84
         SECTION 11.7.         Conflict with Trust Indenture Act.................................................   85
         SECTION 11.8.         Effect of Headings and Table of Contents..........................................   85
         SECTION 11.9.         Successors and Assigns............................................................   85
         SECTION 11.10.        Separability......................................................................   85
         SECTION 11.11.        Benefits of Indenture.............................................................   85
         SECTION 11.12.        Legal Holidays....................................................................   85
         SECTION 11.13.        GOVERNING LAW.....................................................................   85
         SECTION 11.14.        Counterparts......................................................................   86
         SECTION 11.15.        Recording of Indenture............................................................   86
         SECTION 11.16.        Trust Obligation..................................................................   86
         SECTION 11.17.        No Petition.......................................................................   86
         SECTION 11.18.        Inspection........................................................................   86
         SECTION 11.19.        Limitation of Liability...........................................................   87

ARTICLE XII.          EVENTS OF DEFAULT

         SECTION 12.1.         Events of Default.................................................................   87



EXHIBITS

Exhibit A -- Form of Class B Note

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
                  INDENTURE dated as of November 1, 1998, between ADVANTA MORTGAGE LOAN TRUST 1998-4B, a Delaware business trust (the "Issuer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as Indenture Trustee (the "Indenture Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Mortgage Backed Notes Series 1998-4, Class B (the "Class B Notes"):

                  As security for the payment and performance by the Issuer of its obligations under this Indenture and the Class B Notes, the Issuer has agreed to pledge the Collateral (as defined herein) to the Indenture Trustee on behalf of the Class B Noteholders.

                  Ambac Assurance Corporation (the "Note Insurer") has issued and delivered a financial guaranty insurance policy, dated as of the Closing Date, pursuant to which the Note Insurer guarantees the Trust B Insured Payments (as defined herein).

                  As an inducement to the Note Insurer to issue and deliver the Trust B Note Policy, the Issuer and the Note Insurer have executed and delivered the Insurance and Indemnity Agreement, dated as of November 24, 1998 (as amended from time to time, the "Insurance Agreement"), among the Note Insurer, Issuer, Trust A, Trust C, Advanta Mortgage Conduit Services, Inc. and the Indenture Trustee.

                  As an additional inducement to the Note Insurer to issue the Trust B Note Policy, and as security for the performance by the Issuer of the
Note Insurer Issuer Secured Obligations and as security for the performance by the Issuer of the Indenture Trustee Issuer Secured Obligations, the Issuer has agreed to grant and assign the Collateral (as defined below) to the Indenture Trustee for the benefit of the Issuer Secured Parties, as their respective interests may appear.

                                 GRANTING CLAUSE


                  The Issuer hereby Grants to the Indenture Trustee at the Closing Date, for the benefit of the Issuer Secured Parties all of the Issuer's right, title and interest in and to (i) certain fixed rate mortgage loans (the "Mortgage Loans") made or to be made and conveyed to the Issuer under certain mortgage notes ("Notes"); (ii) collections in respect of the Mortgage Loans with due dates on or after the Cut-Off Date and each Subsequent Cut-Off Date, as applicable, including eligible investments as from time to time may be held by the Indenture Trustee in the Trust B Note Account and by the Master Servicer in the related Trust B Principal and Interest Account (except as otherwise provided in the Trust B Sale and Servicing Agreement but excluding any premium recapture, each to be created pursuant to the Trust B Sale and Servicing Agreement, (iii) property, the ownership of which has been effected on behalf of Trust B, as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from Trust B; (iv) rights of the Sponsor or any Affiliated Originators under Insurance Policies relating to the Mortgage Loans; (v) the Trust B Note Policy; (vi) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan; (vii) amounts on deposit in the Trust B Pre-Funding Account and the Trust B Capitalized Interest Account; (viii) all rights of the Issuer under the Trust B Sale and Servicing Agreement; and (ix) any and all proceeds of the foregoing (the foregoing, collectively, the "Collateral").

                  The foregoing Grant is made in trust to the Indenture Trustee, for the benefit first, of the Class B Noteholders, and second, for the benefit of the Note Insurer. The Indenture Trustee hereby acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions of this Indenture and agrees to perform the duties required of it by this Indenture to the best of its ability to the end that the interests of such parties, recognizing the priorities of their respective interests, may be adequately and effectively protected.

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1. Definitions. Except as otherwise specified herein, the following terms have the respective meanings set forth below for all purposes of this Indenture. In addition, other capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Trust B Sale and Servicing Agreement.

                  "Account": Any account established in accordance with Section
8.3 hereof or Section 4.8 of the Trust B Sale and Servicing Agreement.

                  "Act" has the meaning specified in Section 11.3(a) hereof.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AMHC": Advanta Mortgage Holding Company, a Delaware corporation and the corporate parent of Advanta Mortgage Corp. USA, and the indirect corporate parent of Advanta Mortgage Conduit Services, Inc.

                  "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

                  "Authorized Newspapers": Any of the following, The Wall Street Journal, the New York Times, the Washington Post, the Los Angeles Times or such other newspaper determined by the Indenture Trustee in its sole judgment.

                  "Authorized Officer": With respect to any Person, any person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Indenture Trustee, the Master Servicer and the Sponsor, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Closing Date.

                  "Available Reserve Amount": As defined in Section 8.5(a) hereof.

                  "Benefit Plan": As defined in Section 2.3 hereof.

                  "Book Entry Class B Notes": A beneficial interest in the Class B Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.9 hereof.

                  "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York, the State of California or in the city in which the principal Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Civil Relief Act": The Soldiers and Sailors' Civil Relief Act of 1940, as amended from time to time.

                  "Class A Interest Distribution Amount": As defined in the Trust A Indenture.

                  "Class A Notes": The Mortgage Backed Notes, Series 1998-4, Class A, issued by Trust A pursuant to the Trust A Indenture.

                  "Class B Available Funds Cap Current Amount": With respect to any Payment Date, the sum of (i) the excess of (x) the Class B Interest Distribution Amount due on such Payment Date, calculated using the Class B Note Formula Rate over (y) the Class B Interest Distribution Amount due on such Payment Date, calculated using the Class B Available Funds Cap Rate and (ii) the Class B Available Funds Cap Carry-Forward Amount.

                  "Class B Available Funds Cap Carry-Forward Amount:" With respect to any Payment Date, the amount, if any, by which (x) the Class B Available Funds Cap Current

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
Amount payable as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution made to the Class B Noteholders on such immediately preceding Payment Date on account of the Class B Available Funds Cap Carry-Forward Amount.

                  "Class B Available Funds Cap Rate": As to any Payment Date, an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in Trust B for the related Remittance Period, minus (ii) the aggregate of the Servicing Fee, the Indenture Trustee's Fee, the Owner Trustee's Fee and the Trust B Premium Amount on such Payment Date, minus (iii) commencing on the seventh Payment Date following the Closing Date, an amount equal to 0.75% per annum times the aggregate Loan Balances of the Mortgage Loans in Trust B as of the beginning of such related Remittance Period divided by (b) the aggregate Loan Balances of the Mortgage Loans in Trust B as of the beginning of such related Remittance Period calculated on the basis of a 360-day year and the actual number of days elapsed.

                  "Class B Deficiency Amount": (a) For any Payment Date, any shortfalls in the Trust B Total Available Funds to pay the sum of (i) the Class B Interest Distribution Amount (excluding any Class B Available Funds Cap Current Amounts, Class B Available Funds Cap Carry-Forward Amounts, and any Relief Act Shortfalls), and (ii) the Trust B Overcollateralization Deficit and
(b) on the Class B Final Scheduled Payment Date, any shortfall in the Trust B Total Available Funds to pay the outstanding Class B Note Principal Balance.

                  "Class B Final Scheduled Payment Date": The Payment Date in November 2028 whereby the Class B Noteholders will be entitled to receive a payment of principal in an amount equal to the outstanding Class B Note Principal Balance.

                  "Class B Interest Carry-Forward Amount": With respect to any Payment Date, the amount, if any, by which (x) the Class B Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution made to the Class B Noteholders on such immediately preceding Payment Date on account of the Class B Interest Distribution Amount.

                  "Class B Interest Distribution Amount": With respect to any Payment Date, the sum of (i) the product of (x) the Class B Note Interest Rate applicable to such Payment Date and (y) the Class A Principal Balance immediately prior to such Payment Date and (z) the actual number of days elapsed during the related Interest Accrual Period divided by 360, provided that such amount will be reduced by any Relief Act Shortfalls relating to Trust B during the related Remittance Period and (ii) the Class B Interest Carry-Forward Amount.

                  "Class B Note":  As defined in the recitals hereto.

                  "Class B Note Formula Capped Rate": With respect to any Payment Date, the lesser of (i) the Class B Note Formula Rate for such Payment Date and (ii) 6.75%.

                  "Class B Note Formula Rate": With respect to the first Interest Accrual Period, LIBOR plus 0.70%. For any subsequent Interest Accrual Period, (x) with respect to any Interest Accrual Period which occurs on or prior to the Initial Redemption Date, LIBOR plus 0.70% per annum and (y) for any Interest Accrual Period thereafter, LIBOR plus 1.40% per annum.

                  "Class B Noteholder": The Person in whose name a Class B Note is registered on the Note Register.

                  "Class B Note Interest Rate": As to any Payment Date, the lesser of (i) the Class B Note Formula Rate and (ii) the Class B Available Funds Cap Rate.

                  "Class B Note Principal Balance": As defined in the Trust B Sale and Servicing Agreement.

                  "Class B Principal Distribution Amount": With respect to the Class B Notes for any Payment Date, the lesser of:

                  (i) the excess of (a) the sum, as of such Payment Date, of (x) the Trust B Total Available Funds and (y) any Insured Payment over (b) the Class B Interest Distribution Amount; and

                  (ii) the sum, without duplication, of:

                  (a) the principal actually collected by the Master Servicer with respect to the Mortgage Loans in Trust B during the related Remittance Period,

                  (b) the Loan Balance of each Mortgage Loan in Trust B that either was repurchased by an Originator or by the Sponsor or purchased by the Master Servicer or any Sub-Servicer on the related Remittance Date, to the extent such Loan Balance is actually received by the Indenture Trustee,

                  (c) any Substitution Amounts delivered by the Sponsor or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan, to the extent such Substitution Amounts are actually received by the Indenture Trustee,

                  (d) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal),

                   (e) the proceeds received by the Indenture Trustee of any termination of Trust B (to the extent such proceeds relate to principal),

                                      minus

                  (f) the amount of any Trust B Overcollateralization Reduction Amount for such Payment Date.

                  "Class C Interest Distribution Amount": As defined in the Trust C Indenture.

                  "Class C Notes": The Mortgage Backed Note, Series 1999-4, Class C, issued by Trust C pursuant to the Trust C Indenture.

                  "Clearing Agency" An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date":  November 24, 1998.

                  "Code": The Internal Revenue Code of 1986, as amended and any successor statute.

                  "Collateral":  As defined in the Recitals hereof.

                  "Combined Loan-to-Value Ratio": With respect to any First Mortgage Loan, the percentage equal to the Original Principal Amount of the related Note divided by the Appraised Value of the related Property and with respect to any Second Mortgage Loan or Third Mortgage Loan, the percentage equal to (a) the sum of (i) the remaining Loan Balance, as of origination of the Second Mortgage Loan or Third Mortgage Loan, as appropriate, of the Senior Lien note(s) relating to such Second Mortgage Loan or Third Mortgage Loan, as appropriate, and (ii) the Original Principal Amount of the Note relating to such Second Mortgage Loan or Third Mortgage Loan, as appropriate, divided by (b) the Appraised Value.

                  "Compensating Interest": As defined in Section 4.9(b) of the Trust B Sale and Servicing Agreement.

                  "Conduit Acquisition Trust": As defined in the Trust B Sale and Servicing Agreement.

                  "Control Party": As defined in the Trust B Sale and Servicing Agreement.

                  "Corporate Trust Office": As of the Closing Date, the Indenture Trustee's office at 3 Park Plaza, 16th Floor, Irvine, California 92614.

                  "Coupon Rate": The rate of interest borne by each Note.

                  "Cut-Off Date": The date as of which Initial Mortgage Loans are transferred and assigned to the Trust, the opening of business, November 1, 1998.

                  "Definitive Notes": Class B Notes issued in definitive form without coupons.

                  "Delinquency Advances": As defined in Section 4.9(a) of the Trust B Sale and Servicing Agreement.

                  "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  "Delivery Order": The delivery order in the form set forth as Exhibit E of the Trust B Sale and Servicing Agreement and required to be delivered by the Issuer pursuant to Section 2.2 hereof.

                  "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

                  "Designated Depository Institution": With respect to each Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated A2 or better by Moody's or A or better by Standard & Poor's and in the highest short-term rating category for Moody's, and Standard & Poor's unless otherwise approved in writing by the Note Insurer, Moody's and Standard & Poor's, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Note Insurer, Moody's and Standard & Poor's and, in each case acting or designated by the Master Servicer as the depository institution for the Trust B Principal and Interest Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's or BBB or better by Standard & Poor's if such institution has trust powers and the Trust B Principal and Interest Account is held by such institution in its corporate trust department.

                  "Determination Date": As to each Payment Date, the third Business Day next preceding such Payment Date or such earlier day as shall be agreed to by the Note Insurer and Indenture Trustee.

                  "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds the Class B Notes from time to time as a securities depository.

                  "Disqualified Organization": "Disqualified Organization" shall have the meaning set forth from time to time in the definition thereof at
Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

                  "Eligible Investments": Those investments so designated pursuant to Section 8.9 hereof.

                  "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default": As defined in Section 12.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fannie Mae": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                  "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

                  "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Mortgaged Property.

                  "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

                  "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Indebtedness" means, with respect to any Person at any time,
(a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, Class B Notes or other instruments, or for the deferred purchase price of property or services (including trade obligations);
(b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

                  "Indemnification Agreement": The Indemnification Agreement dated as of November 24, 1998 between the Note Insurer and the Underwriter.

                  "Indenture Trustee": Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at 3 Park Plaza, 16th Floor, Irvine, California 92614, not in its individual capacity but solely as Indenture Trustee under this Agreement, and any successor hereunder.

                  "Indenture Trustee Issuer Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Class B Notes.

                  "Indenture Trustee's Fees": With respect to any Payment Date, the product of (x) one-twelfth of 0.007% and (y) the aggregate Loan Balance of the Mortgage Loan as of the beginning of the related Remittance Period.

                  "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Class B Notes, the Sponsor and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sponsor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Sponsor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, Indenture Trustee, partner, director or Person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, prepared by an Independent appraiser or other expert appointed pursuant to an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                  "Indirect Participant" shall mean any financial institution for whom any Direct Participant holds an interest in the Class B Notes.

                  "Initial Cut-Off Date": With respect to the Initial Mortgage Loans, the opening of business on November 1, 1998.

                  "Initial Mortgage Loans": Mortgage Loans delivered by the Sponsor on the Closing Date.

                  "Initial Redemption Date": The first date on which the Trust B Certificateholder is eligible to exercise its right of optional redemption of the Class B Notes pursuant to Section 10.1(b) herein.

                  "Insurance Agreement": The Insurance and Indemnity Agreement dated as of November 24, 1998 among the Sponsor, the Master Servicer, the Issuer, Trust A, Trust C, the Indenture Trustee and the Note Insurer, as it may be amended from time to time.

                  "Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

                  "Insurance Proceeds": Proceeds paid by any insurer (other than the Note Insurer) pursuant to any Insurance Policy covering a Mortgage Loan, or amounts required to be paid by the Master Servicer pursuant to the last sentence of the first paragraph of Section 4.11(b) of the Trust B Sale and Servicing Agreement, or the penultimate sentence of Section 4.11(c) of the Trust B Sale and Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

                  "Interest Accrual Period": With respect to any Payment Date, the period commencing on the immediately preceding Payment Date (or the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date. All calculations of interest on the Class B Notes will be made on the basis of the actual number of days elapsed in the related Interest Accrual Period in a year of 360 days.

                  "Interest Determination Date": With respect to any Interest Accrual Period for the Class B Notes, the second London Business Day preceding the first day of such Interest Accrual Period.

                  "Interest Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) all interest collected (or advanced) by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans (net of the Servicing Fee), except that with respect to Prepaid Installments, interest shall be remitted in the related Remittance Period and
(ii) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to interest).

                  "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Class B Notes.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Issuer Secured Obligations" means the Note Insurer Issuer Secured Obligations and the Indenture Trustee Issuer Secured Obligations.

                  "Issuer Secured Parties" means each of the Indenture Trustee in respect of the Indenture Trustee Issuer Secured Obligations and the Note Insurer in respect of the Note Insurer Issuer Secured Obligations.

                  "Late Payment Rate": For any Payment Date, means the lesser of
(a) the greater of (x) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank), plus 2% per annum and (y) the then applicable highest rate of interest on the Class B Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                  "LIBOR": With respect to any Interest Accrual Period for the Class B Notes, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on Telerate Screen Page 3750 (or any successor service thereto), as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, LIBOR for the related Interest Accrual Period will be established by the Indenture Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%.

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  "Liquidated Mortgage Loan": As defined in the Trust B Sale and Servicing Agreement.

                  "Liquidation Expenses": Expenses which are incurred by the Master Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-Servicer pursuant to Section 4.9 of the Trust B Sale and Servicing Agreement with respect to the related Mortgage Loan.

                  "Liquidation Proceeds": With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy but excluding any amounts drawn on the Trust B Note Policy) recovered by the Master Servicer in connection with such Liquidated Mortgage Loan, whether through Indenture Trustee's sale, foreclosure sale or otherwise.

                  "Loan Balance": With respect to each Mortgage Loan, the outstanding principal balance thereof as of the Cut-Off Date or Subsequent Cut-Off-Date, as the case may be, less any related Principal Remittance Amounts relating to such Mortgage Loan included in previous related Trust B Monthly Remittance Amounts that were transferred by the Master Servicer or any Sub-servicer to the Indenture Trustee for deposit in the related Trust B Note Account; provided, however, (x) that the Loan Balance for any Mortgage Loan which has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter and (y) the Loan Balance "as of the Cut-Off Date" for any Mortgage Loan originated during the period from the Cut-Off Date to the Closing Date shall be the original Loan Balance thereof.

                  "London Business Day": A day on which banks are open for dealing in foreign currency, and exchange in London and New York City.

                  "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

                  "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer and (ii) which is qualified to service residential mortgage loans.

                  "Master Transfer Agreement": Any one of the Master Loan Transfer Agreements among the Sponsor and/or the Conduit Acquisition Trust, the Indenture Trustee and one or more Originators. For purposes of this Agreement the Master Loan Transfer Agreements are (x) the Master Loan Transfer Agreement dated as of June 15, 1997 among the Sponsor, the Trustee and the Affiliated Originators named therein and (y) any similar agreement with an Unaffiliated Originator designated as a "Master Transfer Agreement" together, in either case, with any related Conveyance Agreements (as defined therein).

                  "Minimum Monthly Payment": With respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor in that month.

                  "Moody's":  Moody's Investors Service, Inc.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first or second or third lien on an estate in fee simple interest in real property securing a Note.

                  "Mortgage Files": As defined in the Trust B Sale and Servicing Agreement.

                  "Mortgage Loans": As defined in the Trust B Sale and Servicing Agreement.

                  "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees through the date of liquidation relating to such Liquidated Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

                  "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Note Insurer": Ambac Assurance Corporation or any successor thereto, as issuer of the Trust B Note Policy.

                  "Note Insurer Default": Any one of the following events shall have occurred and be continuing:

                  (a) The Note Insurer shall have failed to make a payment required under the Note Policy;

                  (b) The Note Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) A court of competent jurisdiction, the New York Department of Insurance, the Wisconsin Department of Insurance, or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, Indenture Trustee, agent or receiver for the Note Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, Indenture Trustee, agent or receiver of the
         Note Insurer (or the taking of possession of all or any material portion of the property of the Note Insurer).

                  "Note Insurer Issuer Secured Obligations": All amounts and obligations which the Issuer may at any time owe to or on behalf of the Note Insurer under this Indenture, the Insurance Agreement or any other Operative Document.

                  "Note Owner": With respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note or following the issuance of definitive Class B Notes, the registered owner of the Class B Notes.

                  "Note Paying Agent": The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Note Account, including payment of principal of or interest on the Class B Notes on behalf of the Issuer.

                  "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.3.

                  "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 and TIA
Section 314, and delivered to the Indenture Trustee.

                  "Operative Documents": With respect to each of Trust A, Trust B and Trust C, collectively, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Subsequent Transfer Agreements, the Note Policy and the Notes relating to each such Trust and the Indemnification Agreement and the Insurance Agreement.

                  "Opinion of Counsel": One or more opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and, if addressed to the Note Insurer, satisfactory to the
Note Insurer, and which shall comply with any applicable requirements of Section 11.1, and if addressed to the Note Insurer, satisfactory to the Note Insurer.

                  "Original Class B Note Principal Balance": $350,000,000.

                  "Original Principal Amount": With respect to each Note, the principal amount of such Note relating to a Senior Lien on the date of origination thereof.

                  "Originator": Any entity from which the Sponsor has purchased (or, in the case of Subsequent Mortgage Loans, will purchase) Mortgage Loans, or Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta National Bank and Advanta Finance Corp.

                  "Outstanding": With respect to all Class B Notes, as of any date of determination, all such Class B Notes theretofore executed and delivered hereunder except:

                           (i) Class B Notes theretofore cancelled by the
                  Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                           (ii) Class B Notes or portions thereof for which full
                  and final payment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Class B Noteholders;

                           (iii) Class B Notes in exchange for or in lieu of
                  which other Class B Notes have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Indenture Trustee is presented that any such Class B Notes are held by a bona fide purchaser; and

                           (iv) Class B Notes alleged to have been destroyed,
                  lost or stolen for which replacement Class B Notes have been issued as provided for in Section 2.4 hereof.

                  "Owner Trustee": Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

                  "Owner Trustee's Fee": A fee which is separately agreed to in writing between the Sponsor and the Owner Trustee.

                  "Payment Date": Any date on which the Indenture Trustee is required to make distributions to the Class B Noteholders, which shall be the 25th day of each month, commencing in the month following the Closing Date or, if such day is not a Business Day, then on the succeeding Business Day.

                  "Percentage Interest": As to any Class B Note that percentage, expressed as a fraction, the numerator of which is the Class B Note Principal Balance of such Class B Note as of the related Cut-Off Date and the denominator of which is the Original Class B Note Principal

Balance of all Class B Notes; and as to any Trust B Certificate, that Percentage Interest set forth on such Trust B Certificate.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pool Cumulative Realized Losses": With respect to any period, the sum of all Realized Losses with respect to the Mortgage Loans experienced during such period.

                  "Pool Delinquency Rate": With respect to any Remittance Period, the fraction, expressed as a percentage, equal to (x) the aggregate Loan Balances of all Mortgage Loans 90 or more days Delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Remittance Period over (y) the Trust B Pool Principal Balance as of the close of business on the last day of such Remittance Period.

                  "Pool Factor": A seven-digit decimal which the Indenture Trustee shall compute monthly expressing the Class B Note Principal Balance as of each Payment Date (after giving effect to any distribution of principal on such Payment Date) as a proportion of the Original Class B Note Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. Thereafter, the Pool Factor shall decline to reflect reductions in the related Class A Principal Balance resulting from distributions of principal to the Class B Notes.

                  "Pool Rolling Six Month Delinquency Rate": As of any Payment Date commencing with the seventh Payment Date, the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the six immediately preceding Remittance Periods with respect to the Mortgage Loans.

                  "Predecessor Note": With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.4 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preference Amount":  As defined in the Trust B Note Policy.

                  "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

                  "Prepayment": Any payment of principal of a Mortgage Loan in full which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

                  "Preservation Expenses": Expenditures made by the Master Servicer or any Sub-servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

                  "Principal Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Trust B during the related Remittance Period, (ii) the Loan Balance of each such Mortgage Loan that either was repurchased by an Originator or by the Sponsor or purchased by the Master Servicer or any Sub-Servicer on such Remittance Date, to the extent such Loan Balance was actually deposited in the Trust B Principal and Interest Account,
(iii) any Substitution Amounts delivered by the Sponsor or an Originator in connection with a substitution of a Mortgage Loan, to the extent such Substitution Amounts were actually deposited in the Trust B Principal and Interest Account on such Remittance Date, (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to such Mortgage Loans during the related Remittance Period (to the extent such Liquidation Proceeds related to principal) net of amounts allowed to be retained pursuant to Section 4.8(c) of the Trust B Sale and Servicing Agreement, (v) the proceeds of any liquidation of the Trust Estate (to the extent such proceeds relate to principal).

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Property": The underlying property securing a Mortgage Loan.

                  "Prospectus": That certain Prospectus dated September 15, 1998 naming Advanta Mortgage Conduit Services, Inc. as registrant and describing certain mortgage loan asset-backed securities to be issued from time to time as described in related Prospectus Supplements.

                  "Prospectus Supplement": That certain Prospectus Supplement dated November 2, 1998, describing the Class B Notes issued by the Trust.

                  "Rating Agency": Moody's and Standard & Poor's. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Sponsor and the Note Insurer, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall means A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's, and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's, and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

                  "Realized Loss": As to any Liquidated Mortgage Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

                  "Record Date": With respect to each Payment Date, the business day immediately preceding the Payment Date occurs; provided, that if the Class B Notes revert to Definitive Notes, the Record Date with respect to each Payment Date thereafter shall be the last Business Day of the calendar month immediately preceding the calendar month in which such payment date occurs.

                  "Redemption Date": In the case of a redemption of the Class B Notes pursuant to Section 10.1, the Payment Date specified by the Master Servicer or the Issuer pursuant to Section 10.2(a).

                  "Redemption Price": In the case of a redemption of the Class B Notes pursuant to Section 10.1, an amount equal to the unpaid principal amount of the then outstanding principal amount of each class of Class B Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.

                  "Reference Banks": Chase Manhattan Bank, Deutsche Morgan Grenfell, Fuji Bank, Merita Bank, Lloyds, Sumitomo Bank, Barclay's Bank PLC, National Westminster Bank PLC, Abbey, Westpac, Hambros, Commerzbank AG, Citibank, United Bank of Switzerland AG, BTM, and Royal Bank of Scotland; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Sponsor or any affiliate thereof, (iii) whose quotations appear on the Telerate Screen Page 3750 on the relevant Interest Determination Date and (iv) which have been designated as such by the Indenture Trustee.

                  "Registration Statement": The Registration Statement filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus and the Prospectus Supplement relating to the Class B Notes constituting a part thereof.

                  "Relief Act Shortfall": With respect to any Remittance Period, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Remittance Period as a result of the application of the Civil Relief Act, the amount, if any, by which
(i) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (ii) the sum of (a) one month's interest on the Loan Balance of such Mortgage Loan at the rate equal to the sum of the Class B Note Interest Rate, the rate at which the Indenture Trustee's Fee is calculated and the Trust B Premium Percentage, plus (b) the aggregate Servicing Fee for such Mortgage Loan payable to the Master Servicer in such calendar month.

                  "Remittance Date": Any date on which the Master Servicer is required to remit monies on deposit in the Trust B Principal and Interest Account to the Indenture Trustee, which shall be the 18th day or, if such day is not a Business Day, the next preceding Business Day, of each month, commencing in the month following the month in which the Closing Date occurs.

                  "Remittance Period": As to any Payment Date, the calendar month preceding the month of such Payment Date.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer or any Sub-Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

                  "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class B Notes registered in the Register under the nominee name of the Depository.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which three New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which three New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

                  "Schedules of Mortgage Loans": The Schedules of Mortgage Loans, attached hereto as Schedule I as they may be further supplemented in connection with Subsequent Transfers. Such Schedules shall also contain one of the following codes for each Mortgage Loan or Subsequent Mortgage Loan: "C" if such Mortgage Loan is an Unaffiliated Originator Loan or "A" for all other Mortgage Loans. The information contained on each Mortgage Loan Schedule shall be delivered to the Indenture Trustee on a computer readable magnetic tape or disk.

                  "Second Mortgage Loan": A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Mortgaged Property.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien; and with respect to any Third Mortgage Loan, the mortgage loans relating to the corresponding Property having first and second priority liens.

                  "Servicing Advance": As defined in the Trust B Sale and Servicing Agreement.

                  "Servicing Fee": With respect to any Mortgage Loan which is an Unaffiliated Originator Loan, the sum of any servicing fee relating to such Unaffiliated Originator Loan and the Master Servicing Fee. With respect to any Mortgage Loan other than an Unaffiliated Originator Loan, the Advanta Servicing Fee. The Sponsor shall inform the Indenture Trustee as to the level of any servicing fee relating to an Unaffiliated Originator Loan, which shall not be in excess of 0.50% per month, unless otherwise approved by the Control Party in writing.

                  "Sponsor": Advanta Mortgage Conduit Services, Inc., a Delaware corporation.

                  "Standard & Poor's": Standard & Poor's Rating Group, a division of The McGraw Hill Companies.

                  "Subsequent Cut-Off Date": With respect to any Subsequent Mortgage Loan, the opening of business on the first day of the calendar month in which the related Subsequent Transfer Date occurs.

                  "Subsequent Mortgage Loans" As defined in the Trust B Sale and Servicing Agreement.

                  "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Indenture Trustee and the Sponsor substantially in the form of Exhibit L of the Trust B Sale and Servicing Agreement, by which Subsequent Mortgage Loans are assigned to the Trust.

                  "Subsequent Transfer Date": The date specified in each Subsequent Transfer Agreement, which must, with respect to any Payment Date, be a date occurring during the calendar month in which such Payment Date occurs, at least five Business Days prior to the Remittance Date occurring in such month.

                  "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section 8.3 hereof in respect of the qualification of a Sub-Servicer.

                  "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Coupon Rate net of the Servicing Fee of the Mortgage Loan being replaced.

                  "Telerate Screen Page 3750": The display designated on page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks)

                  "Termination Date" means the latest of (i) the termination of the Note Policy and the return of the Note Policy to the Note Insurer for cancellation, (ii) the date on which the Note Insurer shall have received payment and performance of all Note Insurer Issuer Secured Obligations and (iii) the date on which the Indenture Trustee shall have received payment and performance of all Indenture Trustee Issuer Secured Obligations.

                  "Third Mortgage Loan": A Mortgage Loan which constitutes a third priority mortgage lien with respect to the related Property.

                  "Trust":  Advanta Mortgage Loan Trust 1998-4B.

                  "Trust A": Advanta Mortgage Loan Trust 1998-4B, the trust created pursuant to the Trust B Trust Agreement.

                  "Trust A Aggregate Reserve Contribution Amount": The sum of all amounts contributed to the Trust C Reserve Account from Trust A pursuant to
Section 8.7(b)(xii) of the Trust A Indenture.

                  "Trust A Available Crossover Amounts": As defined in the Trust A Indenture.

                  "Trust A Available Funds Cap Current Deficiency Amount": As defined in Section 8.7(b)(xv) hereof.

                  "Trust A Available Funds Cap Carry-Forward Deficiency Amount":
As defined in Section 8.7(b)(xvi) hereof.

                  "Trust A Full Deficiency Amount": As defined in the Trust A Indenture.

                  "Trust A Indenture": The Indenture relating to Trust A, dated as of November 1, 1998 between Trust A and the Indenture Trustee, as amended and supplemented from time to time.

                  "Trust A Note Account": The Trust A Note Account established in accordance with Section 8.3 of the Trust A Indenture.

                  "Trust A Overcollateralization Deficit": As defined in the Trust A Indenture.

                  "Trust A Total Available Funds": As defined in the Trust A Indenture.

                  "Trust A Trust Agreement": The Trust Agreement dated November 1, 1998 between the Sponsor and the Owner Trustee relating to Trust A.

                  "Trust B Accelerated Principal Payments": With respect to any Payment Date, a payment received as a payment of principal by the Class B Noteholders for the purpose of increasing the Trust B Overcollateralization Amount to the Trust B Specified Overcollateralization Amount applicable to such Payment Date, and to be paid from amounts remaining in the Trust B Note Account on such Payment Date, after deduction of the amounts described in clauses (i) through (viii) of Section 8.7(b) hereof (the "Remaining Cashflow") on such Payment Date and equal to the lesser of (x) the amount of such Remaining Cashflow and (y) the Trust B Overcollateralization Deficiency Amount.

                  "Trust B Aggregate Reserve Contribution Amount": The sum of all amounts contributed to the Trust C Reserve Account from Trust B pursuant to
Section 8.7(b)(xii) hereof.

                  "Trust B Available Crossover Amounts": On any determination date, the amounts in the Trust B Note Account available for distribution after the payment of amounts described in clauses (i) through (ix) of Section 8.7(b) hereof for the related Payment Date.

                  "Trust B Capitalized Interest Account": The capitalized interest account established in accordance with Section 8.3 hereof and maintained by the Indenture Trustee.

                  "Trust B Capitalized Interest Account Deposit": $1,357,116.84.

                  "Trust B Capitalized Interest Amount": With respect to any Determination Date, the amount on deposit in the Trust B Capitalized Interest Account.

                  "Trust B Capitalized Interest Requirement": As to any Payment occurring during the Trust B Pre-Funding Period, the difference, if any, between
(x) the interest due on the portion of the Class B Notes represented by the Trust B Pre-Funding Amount plus the related portion of the Trust B Premium Amount on such Payment Date and (y) any Trust B Pre-Funding Earnings to be transferred to the Trust B Note Account on such Payment Date pursuant to Section 8.6(c) hereof.

                  "Trust B Certificate": As defined in the Trust B Trust Agreement.

                  "Trust B Certificateholders": The holders of the Trust B Certificates issued pursuant to the Trust B Trust Agreement.

                  "Trust B Excess Overcollateralization Amount": With respect to any Payment Date, the amount by which (x) the Trust B Overcollateralization Amount after taking into account the payment of the Class B Principal Distribution Amount on such Payment Date exceeds (y) the Trust B Specified Overcollateralization Amount for such Payment Date.

                  "Trust B Full Deficiency Amount": As defined in Section 8.5(b) herein.

                  "Trust B Indenture" means this Indenture as amended and supplemented from time to time.

                  "Trust B Insured Payment": As of any Payment Date, (i) any Class B Deficiency Amount and (ii) any Preference Amount.

                  "Trust B Monthly Remittance Amounts": With respect to any Remittance Date, the sum of (i) the Interest Remittance Amount with respect to such Remittance Date and (ii) the Principal Remittance Amount with respect to such Remittance Date.

                  "Trust B Note Account": The Trust B Note Account established in accordance with Section 8.3 hereof and maintained by the Indenture Trustee.

                  "Trust B Note Policy": The financial guaranty insurance policy dated November 24, 1998, issued by the Note Insurer to the Indenture Trustee for the benefit of the Class B Noteholders.

                  "Trust B Original Pre-Funded Amount": The amount deposited in the Trust B Pre-Funding Account on the Closing Date, from the proceeds of the sale of the Class B Notes, which amount is $142,131,846.36.

                  "Trust B Overcollateralization Amount": With respect to any Payment Date, the excess, if any, of (x) the Trust B Pool Principal Balance as of such Payment Date over (y) the Class B Note Principal Balance as of such Payment Date (after taking into account reductions therein on such Payment
Date).

                  "Trust B Overcollateralization Deficiency Amount": With respect to any Payment Date, the difference, if any, between (i) the Trust B Specified Overcollateralization Amount applicable to such Payment Date and (ii) the Trust B Overcollateralization Amount applicable to such Payment Date.

                  "Trust B Overcollateralization Deficit": With respect to any Payment Date, the amount, if any, by which (i) the aggregate Class B Note Principal Balance, after taking into account the payment to the Class B Noteholders of all principal from sources other than the Trust B Note Policy on such Payment Date, exceeds (ii) the sum of (x) the Trust B Pool Principal Balance as of the end of the applicable Remittance Period and (y) the amounts of deposit in the Trust B Pre-Funding Account.

                  "Trust B Overcollateralization Increase Amount": With respect to any Payment Date, the lesser of (i) the Trust B Overcollateralization Deficiency Amount as of such Payment Date (after taking into account the payment of the Class B Principal Distribution Amount on such Payment Date (except for any Trust B Overcollateralization Increase Amount) and (ii) the amount of Trust B Total Available Funds remaining to be allocated for such purpose pursuant to
Section 8.7(b)(ix) hereof on such Payment Date.

                  "Trust B Overcollateralization Reduction Amount": With respect to any Payment Date, the lesser of (x) the Trust B Excess Overcollateralization Amount for such Payment Date and (y) the Principal Remittance Amount for the prior Remittance Period.

                  "Trust B Overfunded Interest Amount": With respect to each Subsequent Transfer Date occurring in December, 1998, the difference between (i) two-month's interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at 2.50% and (ii) two-month's interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

                  With respect to each Subsequent Transfer Date occurring in January, 1998, the sum of (A) difference between (i) one-month's interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at 2.50% (ii) the one-month's interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date plus (B) the difference between (i) one-month's interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at the Class B Note Interest Rate and (ii) the Trust B Capitalized Interest Requirement as of such Subsequent Transfer Date.

                  "Trust B Pool Principal Balance": The aggregate Loan Balances of all Mortgage Loans.

                  "Trust B Preference Amount": Any amount previously distributed to Class B Noteholder that is recoverable and sought to be recovered as a voidable preference by a Indenture Trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Trust B Pre-Funded Amount": As defined in the Trust B Sale and Servicing Agreement.

                  "Trust B Pre-Funding Account": The Trust B Pre-Funding Account established in accordance with Section 8.3 hereof and maintained by the Indenture Trustee.

                  "Trust B Pre-Funding Earnings": As defined in the Trust B Sale and Servicing Agreement.

                  "Trust B Pre-Funding Period": As defined in the Trust B Sale and Servicing Agreement.

                  "Trust B Premium Amount": As to any Payment Date, the product of (x) one-twelfth of the Trust B Premium Percentage and (y) the Class B Note Principal Balance on such Payment Date (before taking into account any distributions of the Trust B Scheduled Principal Distribution Amount to be made on such Payment Date).

                  "Trust B Premium Percentage": As defined in the Insurance Agreement.

                  "Trust B Principal and Interest Account": Collectively, each principal and interest account created by the Master Servicer or any Sub-Servicer pursuant to Section 4.8(a) of the Trust B Sale and Servicing Agreement.

                  "Trust B Reimbursement Amount": As of any Payment Date, the sum of (x)(i) all payments made pursuant to the Note Policy previously received by the Indenture Trustee and all Preference Amounts previously paid to the Indenture Trustee by the Note Insurer and in each case not previously repaid to the Note Insurer pursuant to Section 8.7(b)(viii) hereof plus (ii) interest accrued on each such payment made pursuant to the Note Policy not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee received the related payment made pursuant to the Note Policy and (y)(i) any amounts then due and owing to the Note Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Note Insurer shall notify the Indenture Trustee and the Sponsor of the amount of any Trust B Reimbursement Amount.

                  "Trust B Sale and Servicing Agreement": The Trust B Sale and Servicing Agreement dated as of November 1, 1998, among the Issuer, the Sponsor, the Master Servicer and the Indenture Trustee, as the same may be amended or supplemented from time to time.

                  "Trust B Scheduled Principal Distribution Amount": With respect to the Class B Notes for any Payment Date, an amount equal to the lesser of (x) the Class B Principal Distribution Amount as of such Payment Date and (y) the Class B Note Principal Balance as of such Payment Date.

                  "Trust B Specified Overcollateralization Amount": As defined in the Insurance Agreement.

                  "Trust B Total Available Funds": As defined in Section 8.7(a) hereof.

                  "Trust C": Advanta Mortgage Loan Trust 1998-4C, the trust created pursuant to the Trust C Trust Agreement.

                  "Trust C Available Crossover Amounts": As defined in the Trust C Indenture.

                  "Trust C Available Funds Cap Carry-Forward Deficiency Amount":
As defined in Section 8.7(b)(xvi) hereof.

                  "Trust C Available Funds Cap Current Deficiency Amounts": As defined in Section 8.7(b)(xv) hereof.

                  "Trust C Indenture": The Indenture relating to Trust C, dated as of November 1, 1998 between Trust C and the Indenture Trustee as amended and supplemented from time to time.

                  "Trust C Note Account:" The Trust C Note Account established in accordance with Section 8.3 of the Trust C Indenture.

                  "Trust C O/C Surplus Amount": As defined in Section 8.5(c) hereof.

                  "Trust C Overcollateralization Amount:" As defined in the Trust C Indenture.

                  "Trust C Overcollateralization Deficit": As defined in the Trust C Indenture.

                  "Trust C Reserve Account:" The reserve account established pursuant to the Trust C Indenture.

                  "Trust C Reserve Account Deposit:" With respect to the Payment Date, the amount required to be deposited in the Trust C Reserve Account for the purpose of increasing the Trust C Overcollateralization Amount to the Trust C Specified Overcollateralization Amount applicable to such Payment Date.

                  "Trust C Specified Overcollateralization Amount": As defined in the Trust C Indenture.

                  "Trust C Total Available Funds": As defined in the Trust C Indenture.

                  "Trust C Trust Agreement": The Trust Agreement dated November 1, 1998 between the Sponsor and the Owner Trustee relating to Trust C.

                  "Trust Estate": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Class B Noteholders and the Note Insurer, including all proceeds thereof including, without limitation, (i) the Initial Mortgage Loans, Qualified Replacement Mortgages and Subsequent Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held in all Accounts (except as otherwise provided herein), (iii) any Mortgaged Property, the Class B Noteholdership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer or any Sub-Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Trust and the Originators under any Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan, (vi) the Insurance Policies, (vii) such amounts held in the Capitalized Interest Account, and (viii) such amounts held in the Pre-Funding Account, the Trust B Principal and Interest Account and the Trust B Note Account.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

                  "UCC": Unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "Unaffiliated Originator Loan": Any Mortgage Loan purchased by the Sponsor from an Unaffiliated Originator and sold to the Trust by the Sponsor.

                  "Unaffiliated Originators": Any Originator who is not affiliated with the Sponsor.

                  "Underwriter": Morgan Stanley & Co. Incorporated.

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Trust B Sale and Servicing Agreement or the Trust Agreement.

                  SECTION 1.2. Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Class B Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "Indenture Trustee" or "institutional Indenture Trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer.

                  All other TIA terms used in this Indenture that are defined by the TIA, or defined by Commission rule have the meaning assigned to them by such definitions.

                  SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation; and

                  (v) words in the singular include the plural and words in the plural include the singular.

                  SECTION 1.4. Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Class B Noteholders, such provision shall be deemed to refer to the Class B Noteholder of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Class B Noteholders. Solely for the purposes of any action to be taken, or consented to, by Class B Noteholders, any Class B Note registered in the name of Advanta Mortgage Conduit Services, Inc. or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee or the Owner Trustee is entitled to rely upon any such action or consent, only Class B Notes which the Owner Trustee or the Indenture Trustee, respectively, knows to be so owned shall be so disregarded.

                  SECTION 1.5. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the latter provision shall control and all provisions required by the TIA are hereby incorporated by reference. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                                  ARTICLE II.

                                The Class B Notes

                  SECTION 2.1. Form. The Class B Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Class B Notes, as evidenced by their execution of the Class B Notes. Any portion of the text of any Class B Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Class B Note.

                  Each Class B Note shall be dated the date of its authentication. The terms of the Class B Note set forth in Exhibit A are part of the terms of this Indenture.

                  SECTION 2.2. Execution, Authentication and Delivery. The Class B Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Class B Notes may be original or facsimile.

                  Class B Notes bearing the original or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Class B Notes or did not hold such offices at the date of such Class B Notes.

                  The Indenture Trustee, upon receipt of a written Delivery Order from the Issuer, shall authenticate and deliver Class B Notes for original issue in an aggregate principal amount of $650,000,000. The Class B Notes outstanding at any time may not exceed such amounts except as provided in
Section 2.6.

                  Each Class B Note shall be dated the date of its authentication. The Class B Notes shall be issuable as registered Class B Notes in the minimum denomination of $1000 and in integral multiples of $1,000 in excess thereof.

                  No Class B Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears attached to such Class B Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate attached to any Class B Note shall be conclusive evidence, and the only evidence, that such Class B Note has been duly authenticated and delivered hereunder. Subject to
Section 2.11, the Class B Notes shall be Book-Entry Class B Notes.

                  SECTION 2.3. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Class B Notes and the registration of transfers of Class B Notes. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Class B Notes and transfers of Class B Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

                  If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Class B Notes and the principal amounts and number of such Class B Notes.

                  Upon surrender for registration or transfer of any Class B Note at the office or agency of the Issuer to be maintained as provided in
Section 3.2, and if the requirements of

Section 8-401(1) of the UCC are met, the Issuer shall execute or cause the Indenture Trustee to authenticate one or more new Class B Notes, in any authorized denominations, of the same class and a like aggregate principal amount. A Class B Noteholder may also obtain from the Indenture Trustee, in the name of the designated transferee or transferees one or more new Class B Notes, in any authorized denominations, of the same class and a like aggregate principal amount. Such requirements shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Issuer with Section 8-401 of the UCC.

                  At the option of the Holder, Class B Notes may be exchanged for other Class B Notes in any authorized denominations, of the same class and a like aggregate principal amount, upon surrender of the Class B Notes to be exchanged at such office or agency. Whenever any Class B Notes are so surrendered for exchange, and if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate the Class B Notes which the Noteholder making the exchange is entitled to receive. Such requirements shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Issuer with Section 8-401 of the UCC.

                  All Class B Notes issued upon any registration of transfer or exchange of Class B Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Class B Notes surrendered upon such registration of transfer or exchange.

                  Every Class B Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in the form attached to Exhibit A, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar all in accordance with the Exchange Act, and
(ii) accompanied by such other documents as the Note Registrar may require.

                  No service charge shall be made to a Holder for any registration of transfer or exchange of Class B Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Class B Notes, other than exchanges pursuant to Section 2.4 or 9.6 not involving any transfer.

                  The Note Registrar shall not register the transfer of any Class B Note (other than the transfer of a Class B Note to the nominee of the Depository) unless the transferee has executed and delivered to the Indenture Trustee a certification to the effect that either (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that the transferee's acquisition and continued holding of the Class B Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption. Each transferee of a beneficial interest in a Book-Entry Note shall be deemed to make one of the foregoing representations.

                  SECTION 2.4. Mutilated, Destroyed, Lost or Stolen Class B Notes. If (i) any mutilated Class B Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Class B Note, and (ii) there is delivered to the Indenture Trustee and the Note Insurer such security or indemnity as may be required by it to hold the Issuer, the Indenture Trustee and the Note Insurer harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Indenture Trustee shall execute and authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class B Note, a replacement Note (such requirement shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Issuer with Section 8-405); provided, however, that if any such destroyed, lost or stolen Class B Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, the Indenture Trustee may, instead of issuing a replacement Class B Note pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Indenture Trustee and the Note Insurer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

                  Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

                  Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Class B Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Class B Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Class B Notes.

                  SECTION 2.5. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Class B Note, the Issuer, the Indenture Trustee and the Note Insurer and any agent of the Issuer, the Indenture Trustee and the Note Insurer may treat the Person in whose name any Class B Note is registered (as of the related Record Date) as the owner of such Class B Note for the purpose of receiving payments of principal of and interest, if any on such Class B Note and for all other purposes whatsoever, whether or not such Class B


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
Note be overdue, and none of the Issuer, the Note Insurer, the Indenture Trustee nor any agent of the Issuer, the Note Insurer or the Indenture Trustee shall be affected by notice to the contrary.

                  SECTION 2.6. Payment of Principal and Interest; Defaulted Interest.

                  (a) The Class B Notes shall accrue interest as provided herein, and such amount shall be due and payable on each Payment Date as specified herein. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Class B Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date, except that, unless Class B Notes have been issued pursuant to Section 2.11, with respect to Class B Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to
Section 10.1(a)) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

                  (b) Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Class B Notes shall be mailed to Noteholders as provided in Section 10.2.

                  (c) If the Issuer defaults in a payment of interest on the Class B Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Late Payment Rate to the extent lawful. The Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  (d) Promptly following the date on which all principal of and interest on the Class B Notes has been paid in full and the Class B Notes have been surrendered to the Indenture Trustee, the Indenture Trustee shall, upon written notice from the Master Servicer of the amounts, if any, that the Note Insurer has paid in respect of the Class B Notes under the Note Policy or otherwise which has not been reimbursed to it, deliver such surrendered Class B Notes to the Note Insurer to the extent not previously cancelled or destroyed.

                  SECTION 2.7. Cancellation. Subject to Section 2.6(d), all Class B Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. Subject to Section 2.6(d), the Issuer may at any time deliver to the Indenture Trustee for cancellation any Class B Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Class B Notes so delivered shall be promptly canceled by the Indenture Trustee. No Class B Notes shall be authenticated in lieu of or in exchange for any Class B Notes canceled as provided in this Section, except as expressly permitted by this Indenture. Subject to Section 2.6(d), all canceled Class B Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Class B Notes have not been previously disposed of by the Indenture Trustee.

                  SECTION 2.8. Release of Collateral. The Indenture Trustee shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and deposit in the Trust B Note Account any funds then on deposit in any other Account. Except as otherwise set forth in the Trust B Sale and Servicing Agreement, the Indenture Trustee shall release property from the lien created by this Indenture pursuant to this
Section 2.8 only upon receipt of an Issuer Request by it accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and
314(d)(1) meeting the applicable requirements of Section 11.1 or as provided in
Section 4.14 of the Trust B Sale and Servicing Agreement.

                  SECTION 2.9. Book-Entry Class B Notes. The Class B Notes, upon original issuance, will be issued in the form of typewritten Class B Notes representing the Book-Entry Class B Notes, to be delivered to The Depository Trust Company or its custodian, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Class B Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.11. Unless and until definitive, fully registered Class B Notes have been issued to Note Owners pursuant to Section 2.11:

                  (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Class B Notes and the giving of instructions or directions hereunder) as the sole Holder of the Class B Notes, and shall have no obligation to the Note Owners;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                  (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Class B Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Class B Notes to such Clearing Agency Participants;

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Class B Notes evidencing a specified percentage of the Outstanding Amount of the Class B Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Class B Notes and has delivered such instructions to the Indenture Trustee; and

                  (vi) Note Owners may receive copies of any reports sent to Noteholders pursuant to this Indenture, upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the Corporate Trust Office.

                  SECTION 2.10. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Class B Notes shall have been issued to Note Owners pursuant to
Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Class B Notes to the Clearing Agency, and shall have no obligation to the Note Owners.

                  SECTION 2.11. Definitive Notes. If (i) the Sponsor advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Class B Notes, and the Sponsor is unable to locate a qualified successor, (ii) the Sponsor at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Class B Notes advise the Indenture Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Class B Note or Class B Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Notes as Class B Noteholders.

                                  ARTICLE III.

                                    COVENANTS

                  SECTION 3.1. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Class B Notes in accordance with the terms of the Class B Notes and this Indenture. Without limiting the foregoing, the Issuer will cause to be distributed all amounts on deposit in the Trust B Note Account on a Payment Date deposited therein pursuant to the Trust B Sale and Servicing Agreement for the benefit of the Class A Class B Notes, to Class B Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                  SECTION 3.2. Maintenance of Office or Agency. The Issuer will maintain an office or agency where Class B Notes may be surrendered for registration, transfer or exchange of the Class B Notes, and where notices and demands to or upon the Issuer in respect of the Class B Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Indenture Trustee's offices maintained at 123 Washington Street, NY, NY 10006 and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                  SECTION 3.3. Money for Payments to be Held in Trust. The Issuer will cause each Note Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Note Insurer an instrument in which such Note Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Note Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Class B Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Class B Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Class B Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Note Paying Agent;

                  (iv) immediately resign as a Note Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Class B Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Class B Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such a payment by any Note Paying Agent to the Indenture Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

                  Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request, and shall be deposited by the Indenture Trustee in the Trust B Note Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Note Paying Agent with respect to such trust money shall thereupon cease.

                  SECTION 3.4. Existence. Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Trust Estate, the Class B Notes, and each other instrument or agreement included in the Trust Estate.

                  SECTION 3.5. Protection of Trust Estate. The Issuer intends the security interest granted pursuant to this Indenture in favor of the Issuer Secured Parties to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Issuer Secured Parties, a first lien on and a first priority, perfected security interest in the Trust Estate. The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (i) Grant more effectively all or any portion of the Trust Estate;

                  (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Issuer Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

                  (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iv) enforce any of the Collateral;

                  (v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee in such Trust Estate against the claims of all persons and parties; and

                  (vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section; provided that, such designation shall not be deemed to create a duty in the Indenture Trustee or the Indenture Trustee to monitor the compliance of the Issuer with respect to its duties under this Section 3.5 or the adequacy of any financing statement, continuation statement or other instrument prepared by the Issuer.

                  SECTION 3.6. Opinions as to Trust Estate.

                  (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Note Insurer an Opinion of Counsel stating that, in the opinion of such counsel, such actions have been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Indenture Trustee, for the benefit of the Issuer Secured Parties, created by this Indenture.

                  (b) Within 90 days after the beginning of each calendar year, beginning with the first calendar year beginning more than six months after the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Note Insurer, an Opinion of Counsel either stating that, in the opinion of such counsel, such actions have been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel, no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture.

                  SECTION 3.7. Performance of Obligations; Servicing of Mortgage Loans.

                  (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Operative Documents or such other instrument or agreement.

                  (b) The Issuer may contract with other Persons acceptable to the Note Insurer to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Note Insurer in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Master Servicer to assist the Issuer in performing its duties under this Indenture.

                  (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Operative Documents and in the instruments and agreements included in the Trust Estate, including, but not limited, to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Trust B Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Operative Document or any provision thereof without the consent of the Indenture Trustee, the Note Insurer or the Holders of at least a majority of the Outstanding Amount of the Class B Notes.

                  (d) If an Authorized Officer of the Owner Trustee shall have actual knowledge of the occurrence of an Event of Servicer Termination under the Trust B Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Note Insurer and the Rating Agencies thereof in accordance with Section 11.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If an Event of Servicer Termination shall arise from the failure of the Master Servicer to perform any of its duties or obligations under the Trust B Sale and Servicing Agreement with respect to the Mortgage Loans, the Issuer shall take all reasonable steps available to it to remedy such failure.

                  (e) The Issuer agrees that it will not waive timely performance or observance by the Master Servicer or the Sponsor of their respective duties under the Operative Documents (x) without the prior consent of the Note Insurer or (y) if the effect thereof would adversely affect the Holders of the Class B Notes.

                  SECTION 3.8. Negative Covenants. So long as any Class B Notes are Outstanding, the Issuer shall not:

                  (i) except as expressly permitted by this Indenture or the Operative Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, without the consent of the Note

         Insurer (which consent may not be unreasonably withheld; provided, that if an Note Insurer Default has occurred and is continuing, the Noteholders representing 51% of the Noteholders may direct the Indenture Trustee to sell or dispose of the Trust Estate if the Indenture Trustee receives the Redemption Price, as described in
         Section 10.1.

                  (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Class B Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

                  (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Class B Notes under this Indenture except as may be expressly permitted hereby,
         (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Mortgaged Property and arising solely as a result of an action or omission of the related Mortgagor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate or (D) amend, modify or fail to comply with the provisions of the Operative Documents without the prior written consent of the Note Insurer, which consent may not be unreasonably withheld.

                  SECTION 3.9. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Note Insurer, within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended December 31, 1999), and otherwise in compliance with the requirements of TIA
Section 314(a)(4) an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

                  (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                  SECTION 3.10. Issuer Shall Not Consolidate or Transfer Assets.

                  (a) The Issuer shall not consolidate or merge with or into any other Person.

                  (b) Except as otherwise provided in the Trust B Sale and Servicing Agreement, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person.

                  SECTION 3.11. No Other Business. The Issuer shall not engage in any business other than purchasing, owning, selling and managing the Mortgage Loans and other assets in the manner contemplated by this Indenture and the Operative Documents and activities incidental thereto.

                  SECTION 3.12. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Class B Notes, (ii) obligations owing from time to time to the Note Insurer under the Insurance Agreement and (iii) any other Indebtedness permitted by or arising under the Operative Documents. The proceeds of the Class B Notes shall be used exclusively to fund the Issuer's purchase of the Mortgage Loans and the other assets specified in the Trust B Sale and Servicing Agreement, to fund the Pre-Funding Account and the Capitalized Interest Account and to pay the Issuer's organizational, transactional and start-up expenses.

                  SECTION 3.13. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Trust B Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  SECTION 3.14. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                  SECTION 3.15. Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Class B Notes, this Indenture or any Operative Document.

                  SECTION 3.16. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Master Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Master Servicer, the Owner Trustee, the Indenture Trustee and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Trust B Sale and Servicing Agreement, this Indenture, or Trust Agreement.

The Issuer will not, directly or indirectly, make payments to or distributions from the Note Account except in accordance with this Indenture and the Operative Documents.

                  SECTION 3.17. Notice of Event of Defaults and Events of Servicing Termination. Upon a Responsible Officer of the Owner Trustee having actual knowledge thereof, the Issuer agrees to give the Indenture Trustee, the
Note Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder or Event of Servicer Termination under the Trust B Sale and Servicing Agreement.

                  SECTION 3.18. Further Instruments and Acts. Upon request of the Indenture Trustee or the Note Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.19. Amendments of Trust B Sale and Servicing Agreement and Trust B Trust Agreement. The Issuer shall not agree to any amendment to Section 9.01 of the Trust B Sale and Servicing Agreement or Section
11.1 of the Trust B Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee, the Note Insurer or the Holders of the Class B Notes consent to amendments thereto as provided therein.

                  SECTION 3.20. Income Tax Characterization. For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Class B Notes as indebtedness of the Sponsor and hereby instructs the Indenture Trustee to treat the Class B Notes as indebtedness of the Sponsor for federal and state tax reporting purposes.

                                  ARTICLE IV.

                           SATISFACTION AND DISCHARGE

                  SECTION 4.1. Satisfaction and Discharge of Indenture. Upon payment in full of the Class B Notes, this Indenture shall cease to be of further effect with respect to the Class B Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Class B Notes, (iii) rights of Class B Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, and 3.19, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under
Section 4.2) and (vi) the rights of Class B Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on written demand in the form of an Issuer Order and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Class B Notes, when

                  (A) either

                  (1) all Class B Notes theretofore authenticated and delivered (other than (i) Class B Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (ii) Class B Notes for which payment money has


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
         theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation and the Note Policy has terminated and been returned to the Note Insurer for cancellation and all amounts owing to the Note Insurer have been paid in full; or

                  (2) all Class B Notes not theretofore delivered to the Indenture Trustee for cancellation

                     (i) have become due and payable,

                     (ii) will become due and payable at their Trust B Final
              Scheduled Payment Date within one year, or

                     (iii) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

         and in the case of (i), (ii) or (iii) above, the Issuer, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Class B Notes not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or Redemption Date (if the Class B Notes shall have been called for redemption pursuant to Section 10.1(a) or (b)), as the case may be;

                  (B) the Issuer has paid or caused to be paid all Note Insurer Issuer Secured Obligations and all Indenture Trustee Issuer Secured Obligations; and

                  (C) the Issuer has delivered to the Indenture Trustee and the
Note Insurer an Officer's Certificate, an Opinion of Counsel and if required by the TIA, the Indenture Trustee or the Note Insurer an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.

                  SECTION 4.2. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Class B Notes and this Indenture, to the payment, either directly or through any Note Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Class B Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest.

                  SECTION 4.3. Repayment of Monies Held by Note Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Class B Notes, all monies then held by any Note Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Class B Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Note Paying Agent shall be released from all further liability with respect to such monies.

                                   ARTICLE V.

                                    REMEDIES

                  SECTION 5.1. Rights Upon an Event of Default. If an Event of Default as described in Article XII shall have occurred and be continuing, but with the consent of the Note Insurer in the absence of a Note Insurer Default, the Indenture Trustee may, and on request of the Note Insurer or the Holders of Class B Notes representing not less than 51% of the Outstanding Amount of the Class B Notes (with the consent of the Note Insurer), shall, declare all the Class B Notes to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by Class B Noteholders), and upon any such declaration such Class B Notes, in an amount equal to the Outstanding Amount of the Class B Notes, together with accrued and unpaid interest thereon to the date of such acceleration, shall become immediately due and payable, all subject to the prior written consent of the Note Insurer in the absence of a
Note Insurer Default.

                  At any time after such a declaration of acceleration of maturity of the Class B Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article; provided the Note Insurer or the Holders of Class B Notes representing more than 50% of the Outstanding Amount of the Class B Notes, with the prior written consent of the Note Insurer, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                     (A) all payments of principal of, and interest on, all
              Class B Notes and all other amounts that would then be due hereunder or upon such Class B Notes if the Event of Default giving rise to such acceleration had not occurred; and

                     (B) all sums paid or advanced by the Indenture Trustee
              hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

                  (2) all Events of Default with respect to the Class B Notes, other than the nonpayment of the principal of Class B Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.19.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

                  SECTION 5.2. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. Subject to the following sentence, if an Event of Default with respect to the


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
Class B Notes occurs and is continuing, the Indenture Trustee may, with the prior written consent of the Note Insurer and shall, at the direction of the
Note Insurer, proceed to protect and enforce its rights and the rights of the Class B Noteholders and the Note Insurer by any Proceedings the Indenture Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any proceedings brought by the Indenture Trustee on behalf of the Class B Noteholders and the Note Insurer or any Class B Noteholder against the Issuer shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Issuer, other than the Trust Estate relative to the Class B Notes in respect of which such Event of Default has occurred. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by the Class B Notes may be sought or obtained by the Indenture Trustee or any Class B Noteholder against the Issuer. The Indenture Trustee shall be entitled to recover the costs and expenses expended by it pursuant to this Article V including reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

                  SECTION 5.3. Remedies. (a) If an Event of Default with respect to the Class B Notes shall have occurred and be continuing and the Class B Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee, at the direction of the Note Insurer may, for the benefit of the Class B Noteholders and the Note Insurer, do one or more of the following:

                  (i) institute Proceedings for the collection of all amounts then payable on the Class B Notes, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due, subject in all cases to the provisions of Sections 3.1 and 5.3;

                  (ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

                  (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Trust B Indenture with respect to the Trust Estate;

                  (iv) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Class B Notes and the Note Insurer hereunder; and

                  (v) refrain from selling the Trust Estate and apply all related Trust B Monthly Remittance Amounts pursuant to Section 5.6.

                  SECTION 5.4. Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of


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
the Class B Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Class B Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall, at the direction of the Note Insurer, be entitled and empowered, by intervention in such Proceeding or otherwise to:

                  (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Class B Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Class B Noteholders and the Note Insurer allowed in such Proceeding, and

                  (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, Indenture Trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Class B Noteholder and the Note Insurer to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Class B Noteholders and the Note Insurer, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Class B Noteholder or the Note Insurer any plan of reorganization, arrangement, adjustment or composition affecting any of the Class B Notes or the rights of any Holder thereof, or the Note Insurer, or to authorize the Indenture Trustee to vote in respect of the claim of any Class B Noteholder or the Note Insurer in any such Proceeding. Any plan of reorganization, arrangement, adjustment or composition relative to the Issuer or any other obligor upon any of the Class B Notes or the property of the Issuer or of such obligor or their creditors and affecting the Class B Notes or the rights of the Note Insurer under this Indenture or the Insurance Agreement must be acceptable to the Note Insurer and, as long as no
Note Insurer Default exists and is continuing, the Note Insurer shall be entitled to exercise the voting rights of the Holders of the Class B Notes regarding such plan, reorganization, arrangement, adjustment or composition.

                  SECTION 5.5. Indenture Trustee May Enforce Claims Without Possession of Class B Notes. All rights of action and claims under this Indenture or any of the Class B Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Class B Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee, at the direction of the Note Insurer, shall be brought in its own name as Indenture Trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Class B Notes and the Note Insurer in respect of which such judgment has been recovered after payment of amounts required to be paid pursuant to clause (i)
Section 5.6.


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
                  SECTION 5.6. Application of Money Collected. If the Class B Notes have been declared due and payable following an Event of Default with respect to the Class B Notes and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to the Class B Notes pursuant to this Article or otherwise and any other monies that may then be held or thereafter received by the Indenture Trustee as security for the Class B Notes shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, the Class B Notes, upon presentation and surrender thereof:

                  (i) first, to the Indenture Trustee any unpaid Indenture Trustee's Fees related to the Class B Notes then due and any other amounts payable and due to the Indenture Trustee under this Indenture, including any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article;

                  (ii) second, to the Servicer, any amounts required to pay the Servicer for any unpaid Servicing Fees related to the Mortgage Loans then due and, upon the final liquidation of the related Mortgage Loan or the final liquidation of the Trust Estate related to the Mortgage Loans, Servicing Advances and Delinquency Advances, including Nonrecoverable Advances related to the Mortgage Loans previously made by, and not previously reimbursed or retained by, the Servicer;

                  (iii) third, to the payment of the Class B Interest Distribution Amount then due and unpaid upon the Outstanding Amount of the Class B Notes through the day preceding the date on which such payment is made;

                  (iv) fourth, to the payment of the Class B Note Principal Balance then due and unpaid upon the Outstanding Amount of the Class B Notes;

                  (v) fifth, to the payment of the Note Insurer, all amounts due pursuant to the Insurance Agreement; and

                  (vi) sixth, to the Trust B Certificateholders, any amount remaining on deposit in the Trust B Note Account.

                  SECTION 5.7. Limitation of Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee in bankruptcy, or for any other remedy hereunder, unless:

                  (i) the Holders of not less than 25% of the Outstanding Amount of the related Class B Notes have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (ii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;


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
                  (iii) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

                  (iv) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the related Class B Notes; and

                  (v) an Note Insurer Default shall have occurred and be continuing;

it being understood and intended that no Holders of Class B Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Class B Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of related Class B Notes, each representing less than a majority of the Outstanding Amount of the related Class B Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

                  SECTION 5.8. Unconditional Rights of Class B Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption
Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                  SECTION 5.9. Restoration of Rights and Remedies. If the Control Party or any Class B Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Note Insurer, the Indenture Trustee and the Class B Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Note Insurer and the Class B Noteholders shall continue as though no such proceeding had been instituted.

                  SECTION 5.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Control Party or to the related Class B Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.11. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, Control Party or any Holder of any Note to exercise any right or remedy


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
accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Note Insurer or to the Class B Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Note Insurer or by the Class B Noteholders, as the case may be.

                  SECTION 5.12. Control by Noteholders. If the Indenture Trustee is the Control Party, the Holders of a majority of the Outstanding Amount of the related Class B Notes, with the consent of the Note Insurer, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee pursuant to Section 12.1 with respect to the related Class B Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any related Class B Noteholders not consenting to such action.

                  SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Note Insurer, any Class B Noteholder, or group of Class B Noteholders with the prior written consent of the Note Insurer, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Class B Notes or (c) any suit instituted by any Class B Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

                  SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.15. Action on Class B Notes. The Indenture Trustee's right to seek and recover judgment on the Class B Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Note Insurer or the Class B Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee or the Note Insurer against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

                  SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee (at the direction of the Note Insurer) to do so and at the Master Servicer's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Sponsor and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Sponsor or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Sponsor or the Master Servicer of each of their obligations under the Sale and Servicing Agreement.

                  (b) If the Indenture Trustee is a Control Party and if an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the written direction of the Holders of 66-2/3% of the Outstanding Amount of the related Class of Class B Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Sponsor or the Master Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Sponsor or the Master Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                  SECTION 5.17. Subrogation. The Indenture Trustee shall receive as attorney-in-fact of each Class B Noteholder any Insured Payment from the Note Insurer pursuant to the Trust B Note Policy. Any and all Trust B Insured Payments disbursed by the Indenture Trustee from claims made under the Trust B Note Policy shall not be considered payment by the Trust, and shall not discharge the obligations of the Trust with respect thereto. The Note Insurer shall, to the extent it makes any payment with respect to any Class B Notes, become subrogated to the rights of the recipient of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to any Class B Notes by or on behalf of the Note Insurer, the Indenture Trustee shall assign to the Note Insurer all rights to the payment of interest or principal with respect to such Class of Class B Notes which are then due for payment to the extent of all payments made by the Note Insurer. In addition to the rights of the Note Insurer set forth in Section 11.20 hereof, the Note Insurer may exercise any option, vote, right, power or the like with respect to such Class of Class B Notes to the extent that it has made payment pursuant to the related Trust B Note Policy.

                  SECTION 5.18. Preference Claims. (a) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any payment on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Note Insurer, shall comply with the provisions of the related Policy to obtain payment by the Note Insurer of such avoided payment, and shall, at the time it provides notice to the Note Insurer, notify Holders of the Class B Notes by mail that, in the event that any Class B Noteholder's payment is so recoverable, such Class B Noteholder will be entitled to payment pursuant to the terms of the related Policy. The Indenture Trustee shall furnish to the Note Insurer at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on Class B Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from Class B Noteholders, and the dates on which such payments were made. Pursuant to the terms of the related Policy, the Note Insurer will make such payment on behalf of the Class B Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order (as defined in the related Policy) and not to the Indenture Trustee or any Class B Noteholder directly.

                  (b) The Indenture Trustee shall promptly notify the Note Insurer of any proceeding or the institution of any action (of which the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Class B Notes. Each Holder, by its purchase of Class B Notes, and the Indenture Trustee hereby agree that so long as an Note Insurer Default shall not have occurred and be continuing, the Note Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal at the expense of the Note Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5.18, the Note Insurer shall be subrogated to, and each Class B Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Class B Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

                  SECTION 5.19. Waiver of Past Defaults. The Note Insurer or the Holders of Class B Notes representing more than 50% of the aggregate Class A Principal Balance of the Outstanding Class B Notes on the applicable Record Date may on behalf of the Holders of all the Class B Notes, and with the consent of the Note Insurer, waive any past default hereunder and its consequences, except a default in the payment of principal or any installment of interest on any Class B Note.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VI.

                              THE INDENTURE TRUSTEE

                  SECTION 6.1. Duties of Indenture Trustee.

                  (a) If a Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and the Operative Documents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Indenture Trustee is acting as Master Servicer, it shall use the same degree of care and skill as is required of the Master Servicer under the Trust B Sale and Servicing Agreement.

                  (b) Except during the continuance of a Event of Default:

                  (i) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

                  (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11; and

                  (iv) the Indenture Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 5.1 of the Trust B Sale and Servicing Agreement unless a Responsible Officer of the Indenture Trustee at the Corporate Trust Office obtains actual knowledge of such failure or occurrence or the Indenture Trustee receives written notice of such failure or occurrence from the Master Servicer, the Note Insurer or the Holders of Class B Notes evidencing Voting Rights aggregating not less than 51%.

                  (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

                  (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

                  (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (g) The Indenture Trustee shall, upon two Business Days' prior written notice to the Indenture Trustee, permit any representative of the Note Insurer, during the Indenture Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Class B Notes, to make copies and extracts therefrom and to discuss the Indenture Trustee's affairs and actions, as such affairs and actions relate to the Indenture Trustee's duties with respect to the Class B Notes, with the Indenture Trustee's officers and employees responsible for carrying out the Indenture Trustee's duties with respect to the Class B Notes.

                  (h) The Indenture Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Trust B Sale and Servicing Agreement.

                  (i) The Indenture Trustee shall, and hereby agrees that it will, hold the Note Policy in trust, and will hold any proceeds of any claim on the Note Policy in trust solely for the use and benefit of the Noteholders.

                  (j) In no event shall Bankers Trust Company of California, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement except making payments to the Trust B Certificateholders.

                  SECTION 6.2. Rights of Indenture Trustee.

                  (a) The Indenture Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

                  (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

                  (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Class B Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Class B Notes or the Control Party, pursuant to the provisions of this Indenture, unless such Holders of Class B Notes or the Control Party shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of a Event of Default or Event of Servicer Termination as defined in the Trust B Sale and Servicing Agreement (that has not been cured or waived), exercise the rights and powers vested in it by this Indenture or the Trust B Sale and Servicing Agreement with reasonable care and skill.

                  (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer or by the Holders of Class B Notes evidencing not less than 25% of the Outstanding Amount thereof; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture or the Trust B Sale and Servicing Agreement, the Indenture Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee shall be reimbursed by the Person making such request upon demand.

                  (h) The Indenture Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as, and only to the extent that, the Indenture Trustee may be required to act as Master Servicer.

                  SECTION 6.3. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Class B Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

                  SECTION 6.4. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Class B Notes, it shall not be accountable for the Issuer's use of the proceeds from the Class B Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Class B Notes or in the Class B Notes other than the Indenture Trustee's certificate of authentication.

                  SECTION 6.5. Notice of Defaults. If an Event of Default or an Event of Servicer Termination occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder and to the Note Insurer of such event within 10 days after such knowledge or notice occurs. Except in the case of an Event of Default in payment of principal of or interest on any Class B Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Class B Noteholders.

                  SECTION 6.6. Reports by Indenture Trustee to Holders. Upon written request, the Note Paying Agent or the Master Servicer shall on behalf of the Issuer deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns required by law.

                  SECTION 6.7. Compensation and Indemnity.

                  (a) The Indenture Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Indenture Trustee herein. Neither the Indenture Trustee nor any of the directors, officers, employees or agents of the Indenture Trustee shall be under any liability on any Note or otherwise to any Account, the Issuer, the Sponsor, the Master Servicer or any Securityholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Indenture Trustee or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Indenture Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Indenture Trustee is the obligor). The indemnification provided in this Section 6.7 shall survive the termination of this Indenture or the resignation or removal of the Indenture Trustee hereunder. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.

                  (b) The Issuer's obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. Notwithstanding anything else set forth in this Indenture or the Operative Documents, the Indenture Trustee agrees that the obligations of the Issuer (but not the Master Servicer) to the Indenture Trustee hereunder and under the Operative Documents shall be recourse to the Trust Estate only and specifically shall not be recourse to the assets of the Issuer or any Securityholder. In addition, the Indenture Trustee agrees that its recourse to the Issuer, the Trust Estate, the Sponsor and amounts held in the Accounts shall be limited to the right to receive the distributions referred to herein.

                  SECTION 6.8. Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer and the Note Insurer by written notice. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Indenture Trustee (approved in writing by the Note Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of such instrument shall be delivered to the resigning Indenture Trustee (who shall deliver a copy to the Master Servicer) and one copy to the successor Indenture Trustee; provided, however, that any such successor Indenture Trustee shall be subject to the prior written approval of the Master Servicer, which approval shall not be unreasonably withheld. The Issuer may and, at the request of the Note Insurer shall, remove the Indenture Trustee, if:

                  (i) the Indenture Trustee fails to comply with Section 6.11;

                  (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, Indenture Trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs;

                  (iii) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee and such case is not dismissed within 60 days;

                  (iv) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, Indenture Trustee, conservator, sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

                  (v) the Indenture Trustee otherwise becomes incapable of acting.

                  If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee acceptable to the
Note Insurer. If the Issuer fails to appoint such a successor Indenture Trustee, the Note Insurer may appoint a successor Indenture Trustee.

                  A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Note Insurer and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

                  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Class B Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee acceptable to the Note Insurer.

                  If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee acceptable to the Note Insurer.

                  Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to Section 6.8 and payment of all fees and expenses owed to the outgoing Indenture Trustee.

                  Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Master Servicer's indemnity obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee and the Master Servicer shall pay any amounts owing to the Indenture Trustee.

                  SECTION 6.9. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Class B Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Class B Notes so authenticated; and in case at that time any of the Class B Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Class B Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Class B Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

                  SECTION 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

                  (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Indenture Trustee with the consent of the Note Insurer shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-Indenture Trustee or co-Indenture Trustees, or separate Indenture Trustee or separate Indenture Trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under Section 6.8 hereof.

                  (b) Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other Indenture Trustee hereunder, including acts or omissions of predecessor or successor Indenture Trustees; and

                  (iii) the Indenture Trustee and the Master Servicer acting jointly may at any time accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee except that following the occurrence of an Event of Servicer Termination, the Indenture Trustee acting alone may accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee.

                  (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Agreement and the conditions of this Article VI. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this

Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                  (d) Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor Indenture Trustee.

                  (e) The Master Servicer shall be responsible for the fees of any co-Indenture Trustee or separate Indenture Trustee appointed hereunder.

                  SECTION 6.11. Eligibility: Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Indenture Trustee shall provide copies of such reports to the
Note Insurer upon request. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 6.13. Appointment and Powers. Subject to the terms and conditions hereof, each of the Issuer Secured Parties hereby appoints Bankers Trust Company of California, N.A. as the Indenture Trustee with respect to the Collateral, and Bankers Trust Company of California, N.A. hereby accepts such appointment and agrees to act as Indenture Trustee with respect to the Trust Estate for the Issuer Secured Parties, to maintain custody and possession of such Trust Estate (except as otherwise provided hereunder) and to perform the other duties of the Indenture Trustee in accordance with the provisions of this Indenture and the other Operative Documents. Each Issuer Secured Party hereby authorizes the Indenture Trustee to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Control Party may direct and as are specifically authorized to be exercised by the Indenture Trustee by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Indenture Trustee shall act upon and in compliance with the written instructions of the Control Party delivered pursuant to this Indenture promptly following receipt of such written instructions; provided that the Indenture Trustee shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Indenture or (ii) for which the Indenture Trustee has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Indenture Trustee of its express duties hereunder, except where this Indenture provides that the Indenture Trustee is permitted to act only following and in accordance with such instructions.

                  SECTION 6.14. Performance of Duties. The Indenture Trustee shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Operative Documents to which the Indenture Trustee is a party or as directed by the Control Party in accordance with this Indenture. The Indenture Trustee shall not be required to take any discretionary actions hereunder except at the written direction and with the indemnification of the Control Party. The Indenture Trustee shall, and hereby agrees that it will, perform all of the duties and obligations required of it under the Trust B Sale and Servicing Agreement.

                  SECTION 6.15. Limitation on Liability. Neither the Indenture Trustee nor any of its directors, officers, employees and agents shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Indenture Trustee shall be liable for its negligence, bad faith or willful misconduct; nor shall the Indenture Trustee be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Indenture or any of the Trust Estate (or any part thereof).

                  SECTION 6.16. Reliance Upon Documents. In the absence of negligence, bad faith or willful misconduct on its part, the Indenture Trustee shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

                  SECTION 6.17. Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Issuer and to each Issuer Secured Party as follows:

                  (a) Due Organization. The Indenture Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

                  (b) Corporate Power. The Indenture Trustee has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as the Indenture Trustee hereunder.

                  (c) Due Authorization. The execution and delivery by the Indenture Trustee of this Indenture and the other Operative Documents to which it is a party, and the performance by the Indenture Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings, are required for the valid execution and delivery by the Indenture Trustee, or the performance by the Indenture Trustee, of this Indenture and such other Operative Documents.

                  (d) Valid and Binding Indenture. The Indenture Trustee has duly executed and delivered this Indenture and each other Operative Document to which it is a party, and each of this Indenture and each such other Operative Document constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  SECTION 6.18. Waiver of Setoffs. The Indenture Trustee hereby expressly waives any and all rights of setoff that the Indenture Trustee may otherwise at any time have under applicable law with respect to any Account and agrees that amounts in the Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

                  SECTION 6.19. Control by the Control Party. The Indenture Trustee shall comply with notices and instructions given by the Issuer only if accompanied by the written consent of the Control Party.

                  SECTION 6.20. Indenture Trustee May Enforce Claims Without Possession of Class B Notes. All rights of action and claims under this Agreement or the Class B Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Class B Notes or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

                  SECTION 6.21. Suits for Enforcement. In case an Event of Servicer Termination or other default by the Master Servicer or the Sponsor hereunder shall occur and be continuing, the Indenture Trustee, if the Control Party (and if not the Control Party, with the consent of the Note Insurer), may proceed to protect and enforce its rights and the rights of the Noteholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee and the Noteholders.

                  SECTION 6.22. Mortgagor Claims. In connection with any offset defenses, or affirmative claim for recovery, asserted in legal actions brought by Mortgagors under one or more Mortgage Loans based upon provisions therein or upon other rights or remedies arising from any requirements of law applicable to the Mortgage Loans:

                  (a) The Indenture Trustee is the holder of the Mortgage Loans only as Indenture Trustee on behalf of the holders of the Class B Notes, and not as a principal or in any individual or personal capacity.

                  (b) The Indenture Trustee shall not be personally liable for, or obligated to pay Mortgagors, any affirmative claims asserted thereby, or responsible to holders of the Class B

Notes for any offset defense amounts applied against Mortgage Loan payments, pursuant to such legal actions.

                  (c) The Indenture Trustee will pay, solely from available Trust money, affirmative claims for recovery by Mortgagors only pursuant to final judicial orders or judgments, or judicially-approved settlement agreements, resulting from such legal actions.

                  (d) The Indenture Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Mortgagors' legal actions to recover affirmative claims against holders of the Class B Notes.

                  (e) The Indenture Trustee will cooperate with and assist the Master Servicer, the Sponsor, or holders of the Class B Notes in their defense of legal actions by Mortgagors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Indenture Trustee as a party to such legal actions and if the Indenture Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom.

                  (f) The Issuer hereby agrees to cause the Master Servicer to indemnify, hold harmless and defend the Indenture Trustee from and against any and all liability, loss, costs and expenses of the Indenture Trustee resulting from any affirmative claims for recovery asserted or collected by Mortgagors under the Mortgage Loans.

                                  ARTICLE VII.

                         NOTEHOLDERS' LISTS AND REPORTS

                  SECTION 7.1. Issuer to Furnish to Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Issuer shall furnish to the Note Insurer or the Issuer in writing upon their written request and at such other times as the Note Insurer or the Issuer may request a copy of the list.

                  SECTION 7.2. Preservation of Information; Communications to Noteholders.

                  (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in
Section 7.1 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.


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
                  (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Class B Notes.

                  (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

                  SECTION 7.3. Reports by Issuer.

                  (a) The Issuer shall:

                  (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
         Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and
         (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                  (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                  SECTION 7.4. Reports by Indenture Trustee. If required by TIA
Section 313(a), within 60 days after each December 31, beginning with December 31, 1999, the Indenture Trustee shall mail to each Noteholder as required by TIA
Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Class B Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Class B Notes are listed on any stock exchange.

                                 ARTICLE VIII.

                       PAYMENTS AND STATEMENTS TO CLASS B


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                   NOTEHOLDERS AND TRUST B CERTIFICATEHOLDERS;
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

                  SECTION 8.1. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Trust B Sale and Servicing Agreement including (a) all payments due on the Mortgage Loans and required to be paid over to the Indenture Trustee by the Master Servicer or by any Sub-Servicer and (b) Trust B Insured Payments. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Trust B Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture or in the Trust B Sale and Servicing Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 8.2. Release of Trust Estate.

                  (a) Subject to Section 8.12 and the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the Issuer and the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or the Trust B Sale and Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                  (b) The Indenture Trustee shall, at such time as there are no Class B Notes outstanding and all sums due the Indenture Trustee pursuant to
Section 6.7 and to the Note Insurer pursuant to the Insurance Agreement have been paid, release any remaining portion of the Trust Estate that secured the Class B Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.2(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections
314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

                  SECTION 8.3. Establishment of Accounts. The Issuer shall cause to be established, and the Indenture Trustee shall maintain, at the corporate trust office of the Indenture Trustee, a Trust B Note Account, a Trust B Pre-Funding Account and a Trust B Capitalized Interest Account, each to be held by the Indenture Trustee in the name of Trust B for the benefit of the Class B Noteholders and the Note Insurer, as their interests may appear.


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                  SECTION 8.4. The Trust B Note Policy.

                  (a) On or before each Determination Date the Indenture Trustee shall determine with respect to the immediately following Payment Date, the Class B Deficiency Amount, if any.

                  (b) If the Indenture Trustee determines pursuant to paragraph
(a) above that a Class B Deficiency Amount would exist, the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Trust B Note Policy and submit such notice to the Note Insurer no later than 12:00 p.m., New York City time on the third Business Day preceding such Payment Date as a claim for a payment in an amount equal to the Class B Deficiency Amount.

                  (c) Upon receipt of payments made pursuant to the Trust B Note Policy from the Note Insurer on behalf of Class B Noteholders, the Indenture Trustee shall deposit such payments in the Trust B Note Account and shall distribute such payments, or the proceeds thereof, in accordance with Section 8.7(b) hereof to the Class B Noteholders.

                  (d) The Indenture Trustee shall (i) receive payments made pursuant to the Note Policy as attorney-in-fact of each Class B Noteholder receiving any Insured Payment from the Note Insurer and (ii) disburse such Insured Payment to the Class B Noteholders as set forth in Section 8.7(b) hereof. The Note Insurer shall be entitled to receive the related Trust B Reimbursement Amount pursuant to Section 8.7(b)(viii) hereof with respect to each Insured Payment made by the Note Insurer. The Indenture Trustee hereby agrees on behalf of each Class B Noteholder and the Trust for the benefit of the
Note Insurer that it recognizes that to the extent the Note Insurer makes payments pursuant to the Trust B Note Policy, either directly or indirectly (as by paying through the Indenture Trustee), to the Class B Noteholders, the Note Insurer will be entitled to receive such related Trust B Reimbursement Amount.

                  SECTION 8.5. Trust C Reserve Account.

                  (a) On each Payment Date the Indenture Trustee shall deposit to the Trust C Reserve Account the amounts, if any, described in Section 8.7(b)(xii) hereof, if necessary. The amounts on deposit in the Trust C Reserve Account on any date of determination shall be the "Available Reserve Amounts".

                  (b) If, on any Payment Date, and after taking into account the application of the Trust B Total Available Funds (but not the proceeds of any Trust B Insured Payment) to the items listed in clauses (i) through (viii) of
Section 8.7(b) hereof on such Payment Date, the full amount of the Class B Interest Distribution Amount (excluding any Class B Available Funds Cap Current Amount and Class B Available Funds Cap Carry-Forward Amounts, and any related Relief Act Shortfalls) has not been paid, and/or a Trust B Overcollateralization Deficit would result, the Indenture Trustee with respect to Trust B shall provide notice to the Indenture Trustee with respect to Trust C and such Indenture Trustee shall withdraw from the Trust C Reserve Account after funding any deficiency in (A) the Class C Interest Distribution Amount and (B) any Trust C Overcollateralization Deficit, and deposit in the Trust B Note Account an amount with respect to the Class B Notes equal to the lesser of (x) the product of (I) a fraction, the numerator of which is the Trust B Full Deficiency Amount and the denominator of which is the


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
sum of the Trust B Full Deficiency Amount and the Trust A Full Deficiency Amount and (II) the Available Reserve Amounts and (y) the amount of such shortfall in the amount of the Class B Interest Distribution Amount (excluding any Class B Available Funds Cap Current Amount and Class B Available Funds Cap Carry-Forward Amounts, and any related Relief Act Shortfalls) and the amount of such unpaid Trust B Overcollateralization Deficit (the amount described in this clause (y) is the "Trust B Full Deficiency Amount").

                  (c) If, on any Payment Date, (A) the sum of (x) the Trust C Overcollateralization Amount, after taking into account all distributions on such Payment Date other than any distribution of any Trust C Overcollateralization Reduction Amount, plus (y) the Available Reserve Amounts, after taking into account any withdrawals therefrom pursuant to clause (b) above and any similar withdrawals as described in Section 8.5(b) of the Trust A Indenture and in Section 8.5 of the Trust C Indenture, exceeds (B) the Trust C Specified Overcollateralization Amount for such Payment Date (such excess being a "Trust C O/C Surplus Amount"), an amount equal to the product of (I) a fraction, the numerator of which is the Trust B Aggregate Reserve Contribution Amount and the denominator of which is the sum of the Trust B Aggregate Reserve Contribution Amount and the Trust A Aggregate Reserve Contribution Amount and
(II) the lesser of (x) such Trust C O/C Surplus Amount and (y) the Available Reserve Amounts shall be released from the Trust C Reserve Account and deposited in the Trust B Note Account for distribution to the Trust B Certificateholders.

                  SECTION 8.6. Pre-Funding Account and Capitalized Interest Account.

                  (a) On the Closing Date, the Indenture Trustee will deposit from the proceeds of the sale of the Class B Notes, on behalf of the Class B Noteholders and the Note Insurer, in the Trust B Pre-Funding Account, the Trust B Original Pre-Funded Amount and in the Trust B Capitalized Interest Account, the Trust B Capitalized Interest Account Deposit.

                  (b) On each Subsequent Transfer Date, the Sponsor shall instruct the Indenture Trustee to withdraw from the Trust B Pre-Funding Account an amount equal to 100% of the aggregate Loan Balances of the Subsequent Mortgage Loans transferred to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of the Sponsor upon satisfaction of the conditions set forth in Section 2.4 of the Trust B Sale and Servicing Agreement with respect to such transfer.

                  (c) On the Payment Dates occurring in December 1998, January 1999 and February, 1999, the Indenture Trustee shall transfer from the Trust B Pre-Funding Account to the Trust B Note Account, the Trust B Pre-Funding Earnings required to pay interest on the portion of the Class B Notes collateralized by amounts on deposit in the Trust B Pre-Funding Account, if any, applicable to each such Payment Date. On the Payment Dates occurring in December 1998, January 1999 and February, 1999, the Indenture Trustee shall distribute directly to the holders of the Trust B Certificates the Trust B Pre-Funding Earnings not required to pay interest on the portion of the Class B Notes collateralized by amounts on deposit in the Trust B Pre-Funding Account, if any, applicable to such Payment Date.

                  (d) On each Subsequent Transfer Date the Sponsor may instruct the Indenture Trustee in writing to withdraw from the Trust B Capitalized Interest Account and pay on such


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
Subsequent Transfer Date to the holders of the Trust B Certificates the Trust B Overfunded Interest Amount for such Subsequent Transfer Date, as calculated by the Sponsor pursuant to Section 2.4(g) of the Trust B Sale and Servicing Agreement.

                  (e) On each Payment Date occurring in December 1998, January 1999 and February, 1999, the Indenture Trustee shall transfer from the Trust B Capitalized Interest Account to the Trust B Note Account the Trust B Capitalized Interest Requirement, if any, for such Payment Dates.

                  (f) On the Payment Date occurring on February 1999, any amounts remaining in the Trust B Capitalized Interest Account after taking into account the transfers on such Payment Date described in clause (d) above shall be paid to the holders of the Trust B Certificates, and the Trust B Capitalized Interest Account shall be closed.

                  (g) If (x) the Trust B Pre-Funded Amount has not been reduced to zero by the Payment Date occurring in February 1999 or (y) the Trust B Pre-Funded Amount has been reduced to $100,000 or less on any Remittance Date occurring during the Trust B Pre-Funding Period, in either case after giving effect to any reductions in the Trust B Pre-Funded Amount on or before the related such Remittance Date, the Sponsor shall instruct the Indenture Trustee to withdraw from the Trust B Pre-Funding Account on such Remittance Date and deposit to the Trust B Note Account the difference, if any, between (A) the Trust B Original Pre-Funded Amount and (B) all amounts theretofore withdrawn from the Trust B Pre-Funding Account with respect to Subsequent Mortgage Loans.

                  SECTION 8.7. Flow of Funds.

                  (a) The Indenture Trustee shall deposit to the Trust B Note Account, without duplication, upon receipt, (i) any payments made pursuant to the Note Policy relating to Trust B, (ii) the proceeds of any liquidation of the assets of Trust B, (iii) the Trust B Monthly Remittance Amount remitted by the Master Servicer or any Sub-Servicer, together with any Substitution Amounts, and any Loan Purchase Price amounts received by the Indenture Trustee, (iv) on the Payment Dates occurring in December 1998, January 1999 and February 1999, the Trust B Pre-Funding Earnings transferred by the Indenture Trustee pursuant to
Section 8.6(c) hereof, (v) the Trust B Capitalized Interest Requirement to be transferred on such Payment Dates from the Trust B Capitalized Interest Account, pursuant to Section 8.6(e) hereof and (vi) the portion of the amount, if any, to be transferred on such Payment Date from the Trust B Pre-Funding Account, pursuant to Section 8.(g) hereof (collectively, the "Trust B Total Available Funds").

                  (b) Subject to any superseding provisions of clause (d) below, on each Payment Date, the Indenture Trustee shall make the following allocations, disbursements and transfers from amounts then on deposit in the Trust B Note Account in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                  (i) first, to the Indenture Trustee, the Indenture Trustee's Fee then due and to the Owner Trustee, the Owner Trustee's Fee then due;


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                  (ii) second, to the Note Insurer, the Trust B Premium Amount then due to the Note Insurer for such Payment Date.

                  (iii) third, to the Master Servicer, an amount equal to any previously unreimbursed Master Servicing Fees then due to it on account of the Unaffiliated Originator Loans not theretofore received by the Master Servicer pursuant to Section 4.8(c)(i) of the Trust B Sale and Servicing Agreement, as reported by the Master Servicer to the Indenture Trustee.

                  (iv) fourth, to the Class B Noteholders, the Class B Interest Distribution Amount for such Payment Date;

                  (v) fifth, to the Class B Noteholders, as a distribution of principal, the Trust B Scheduled Principal Distribution Amount for such Payment Date;

                  (vi) sixth, to the Class B Noteholders, as a distribution of principal, the related Trust B Overcollateralization Deficit for such Payment Date;

                  (vii) seventh, if such Payment Date is the last Payment Date in the Trust B Pre-Funding Period, to the Class B Noteholders, as a distribution of principal, any amount remaining in the Trust B Pre-Funding Account (after taking into account all transfers of Subsequent Mortgage Loans on or prior to such Payment Date);

                  (viii) eighth, to the Note Insurer, the Trust B Reimbursement Amount, if any, then due to it;

                  (ix) ninth, to the Class B Noteholders, as a distribution of principal, up to an amount equal to the Trust B Accelerated Principal Payment;

                  (x) tenth, for deposit to the Trust C Note Account, for allocation to the Class C Noteholders, an amount equal to the deficiency in the Class C Interest Distribution Amount and any Trust C Overcollateralization Deficit for such Payment Date, after taking into account the allocation of 100% of Trust C Total Available Funds, if any, on such Payment Date; provided, that if Trust A Available Crossover Amounts exist on such Payment Date, the Indenture Trustee shall deposit into the Trust C Note Account pursuant to this clause (x) an amount equal to the lesser of (I) the Trust B Available Crossover Amount for such Payment Date and (II) the product of (a) the Trust C Full Deficiency Amount on such Payment Date and (b) a fraction, the numerator of which is the Trust B Available Crossover Amounts on such Payment Date and the denominator of which is the sum of the Trust B Available Crossover Amount and the Trust A Available Crossover Amount on such Payment Date;

                  (xi) eleventh, for deposit to the Trust A Note Account, for allocation to the Class A Noteholders an amount equal to the deficiency in the Class A Interest Distribution Amount and any Trust A Overcollateralization Deficit for such Payment Date, after taking into account the allocation of 100% of Trust A Total Available Funds on such Payment Date; provided, that if unused Trust C Available Crossover Amounts exist on such Payment Date, the Indenture Trustee shall deposit into the Trust A Note


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
         Account pursuant to this clause (xi) an amount equal to the lesser of
         (I) the remaining Trust B Available Crossover Amount for such Payment Date and (II) the product of (a) the Trust A Full Deficiency Amount on such Payment Date and (b) a fraction, the numerator of which is such remaining Trust B Available Crossover Amount on such Payment Date and the denominator of which is the sum of the unused Trust B Available Crossover Amount and the unused Trust C Available Crossover Amount on such Payment Date;

                  (xii) twelfth, for deposit to the Trust C Reserve Account, an amount equal to the excess of the Trust C Overcollateralization Amount over the Trust C Specified Overcollateralization Amount, after taking into account the allocation of 100% of Trust C Total Available Funds on such Payment Date; provided, that if unused Trust A Available Crossover Amounts exist on such Payment Date, the Indenture Trustee shall deposit into the Trust C Reserve Account pursuant to this clause (xii) an amount equal to the lesser of (I) the then-remaining Trust B Available Crossover Amount for such Payment Date and (II) the product of (a) the Trust C Reserve Account Deposit on such Payment Date and (b) a fraction, the numerator of which is such Trust B Available Crossover Amounts on such Payment Date and the denominator of which is the sum of such then-remaining Trust B Available Crossover Amount and the remaining Trust A Available Crossover Amount on such Payment Date;

                  (xiii) thirteenth, to the Class B Noteholders, to fund the amount of any Class B Available Funds Cap Current Amount for such Payment Date;

                  (xiv) fourteenth, to the Class B Noteholders, to fund the amount of any Class B Available Funds Cap Carry-Forward Amount for such Payment Date;

                  (xv) fifteenth, for deposit to the Trust A Note Account and the Trust C Note Account, to fund pro rata (calculated based on the amount of each such Trust's Available Funds Cap Current Amount on such Payment Date), (I) the Trust A Available Funds Cap Current Amount after taking into account the allocation of 100% of the Trust A Total Available Funds on such Payment Date (such amount, the "Trust B Available Funds Cap Current Deficiency Amount") and (II) the Trust C Available Funds Cap Current Amount, after taking into account the allocation of 100% of the Trust C Total Available Funds on such Payment Date (such amount, the "Trust C Available Funds Cap Current Deficiency Amount") provided, that with respect to the foregoing clause (I), if unused Trust C Available Crossover Amounts exist on such Payment Date, the Indenture Trustee shall deposit into the Trust A Note Account pursuant to this clause (xv) an amount equal to the lesser of (a) the remaining Trust B Available Crossover Amount for such Payment Date and
         (b) the product of (x) the Trust A Available Funds Cap Current Deficiency Amount and (y) a fraction, the numerator of which is such remaining Trust B Available Crossover Amount on such Payment Date and the denominator of which is the sum of such remaining Trust B Available Crossover Amount and the unused Trust C Available Crossover Amount on such Payment Date and with respect to the foregoing clause (II), if unused Trust A Available Crossover Amounts exist on such Payment Date, the Indenture Trustee shall deposit into the Trust C Note Account pursuant to this clause (xv) an amount equal to the lesser of (a) the remaining Trust B Available Crossover Amount for


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
         such Payment Date and (b) the product of (x) the Trust C Available Funds Cap Current Deficiency Amount and (y) a fraction, the numerator of which is such remaining Trust B Available Crossover Amount on such Payment Date and the denominator of which is the sum of such remaining Trust B Available Crossover Amount and the unused Trust A Available Crossover Amount on such Payment Date;

                  (xvi) sixteenth, for deposit to the Trust A Note Account and the Trust C Note Account, to fund pro rata (calculated based on the amount of each Trust's Available Funds Cap Carry-Forward Amount on such Payment Date), (I) the Trust A Available Funds Cap Carry-Forward Amount after taking into account the allocation of 100% of the Trust A Total Available Funds on such Payment Date (such amount, the "Trust A Available Funds Cap Carry-Forward Deficiency Amount") and (II) the Trust C Available Funds Cap Carry-Forward Amount, after taking into account the allocation of 100% of the Trust C Total Available Funds on such Payment Date (such amount, the "Trust C Available Funds Cap Carry-Forward Deficiency Amount") provided, that with respect to the foregoing clause (I), if unused Trust C Available Crossover Amounts exist on such Payment Date, the Indenture Trustee shall deposit into the Trust B Note Account pursuant to this clause (xvi) an amount equal to the lesser of (a) the remaining Trust B Available Crossover Amount for such Payment Date and (b) the product of (x) the Trust A Available Funds Cap Carry-Forward Deficiency Amount and (y) a fraction, the numerator of which is such remaining Trust B Available Crossover Amount on such Payment Date and the denominator of which is the sum of the unused Trust B Available Crossover Amount and the unused Trust C Available Crossover Amount on such Payment Date and with respect to the foregoing clause (II), if unused Trust A Available Crossover Amounts exist on such Payment Date, the Indenture Trustee shall deposit into the Trust C Note Account pursuant to this clause (xvi) an amount equal to the lesser of (a) the then-remaining Trust B Available Crossover Amount for such Payment Date and (b) the product of (x) the Trust C Available Funds Cap Carry-Forward Deficiency Amount and (y) a fraction, the numerator of which is such remaining Trust B Available Crossover Amount on such Payment Date and the denominator of which is the sum of such remaining Trust B Available Crossover Amount and the unused Trust A Available Crossover Amount on such Payment Date;

                  (xvii) seventeenth, to the Master Servicer, to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances, including Nonrecoverable Delinquency Advances and Nonrecoverable Servicing Advances and accrued and unpaid Master Servicing Fees as of such Payment Date;

                  (xviii) eighteenth, to the Indenture Trustee and the Owner Trustee, to the extent of any unreimbursed expenses owed to each of them with respect to Trust B;

                  (xix) nineteenth, to the Trust B Certificateholders, the sum of (A) any Trust B Overcollateralization Reduction Amount and (B) any funds released from the amounts on deposit in the Trust C Reserve Account pursuant to Section 8.5(c) hereof; and

                  (xx) twentieth, to the Trust B Certificateholders, any amount remaining on deposit in the Trust B Note Account.


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                  (c) Notwithstanding the foregoing, Trust A Available Crossover
Amounts will be available to fund deficiencies in the items specified in clauses
(iv) and (vi) of this Section 8.7(b) only after it has funded the items in clauses (iv) and (vi) of Section 8.7(b) of the Trust C Indenture first and will only be available to fund deficiencies in the items specified in clauses (xiii) and (xiv) of this Section 8.7(b) only after it has made the required deposit, if any, to the Trust C Reserve Account The Trust C Available Crossover Amounts, however, will be available to fund the items indicated in clauses (iv), (vi),
(xiii) and (xv) of this Section 8.7(b) on a pro-rata basis with the similar items set forth in Section 8.7(b) of the Trust A Indenture.

                  (d) On any Payment Date during the continuance of any Note Insurer Default described in clause (b) or (c) of the definition thereof:

                  No Trust B Premium Amount shall be paid to the Note Insurer (unless the Note Insurer or its custodian, Indenture Trustee, agent, receiver, custodian, or similar official continues to make payments required under the Trust B Note Policy) and any amounts otherwise payable to the Note Insurer as Trust B Premium Amounts shall be retained in the Trust B Note Account as Trust B Total Available Funds. On any Payment Date wherein such Note Insurer Default has been cured, the Trust B Premium Amounts shall be paid to the Note Insurer.

                  SECTION 8.8. Investment of Accounts.

                  (a) So long as no event described in Section 5.1(a) or (b) of the Trust B Sale and Servicing Agreement shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts held by the Indenture Trustee shall be invested and reinvested by the Indenture Trustee in the name of the Indenture Trustee for the benefit of the Class B Noteholders and the Note Insurer, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. During the continuance of an event described in Section 5.1(a) or (b) of the Trust B Sale and Servicing Agreement and following any removal of the Master Servicer, the Note Insurer shall direct such investments. All investment income shall be held in the Accounts for the benefit of the Master Servicer. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

                  (b) If any amounts are needed for disbursement from any Account held by the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

                  (c) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustee resulting from any loss on any Eligible Investment included therein.

                  (d) The Indenture Trustee shall hold funds in the Accounts held by the Indenture Trustee uninvested upon the occurrence of either of the following events:

                  (i) the Master Servicer or the Note Insurer, as the case may be, shall have failed to give investment directions to the Indenture Trustee; or


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
                  (ii) the Master Servicer or the Note Insurer, as the case may be, shall have failed to give investment directions to the Indenture Trustee by 11:15 a.m. New York time (or such other time as may be agreed by the Master Servicer or the Note Insurer, as the case may be, and the Indenture Trustee) on any Business Day (any such investment by the Indenture Trustee pursuant to this clause (ii) to mature on the next Business Day after the date of such investment).

                  SECTION 8.9. Eligible Investments. The following are Eligible
Investments:

                  (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

                  (b) Federal Housing Administration debentures and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's if applicable.

                  (c) Freddie Mac senior debt obligations and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's, if applicable .

                  (d) Federal Home Loan Banks' consolidated senior debt obligations and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's if applicable.

                  (e) FNMA senior debt obligations and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's, if applicable.

                  (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's and P-1 by Moody's.

                  (g) Investment agreements approved by the Note Insurer provided:

                  1. The agreement is with a bank or insurance company which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated Aa2 or better by Moody's and AA or better by Standard & Poor's and

                  2. Monies invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

                  3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

                  4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

                  5. The Indenture Trustee and the Note Insurer receive an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

                  (h) Commercial paper (having original maturities of not more than 365 days) rated A-1 or better by Standard & Poor's and P-1 or better by Moody's.

                  (i) Investments in money market funds rated AAAm or AAAm-G by Standard & Poor's and Aaa or P-1 by Moody's.

                  (j) Investments approved in writing by the Certificate Insurer and acceptable to Moody's and Standard & Poor's;

provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

                  SECTION 8.10. Reports by Indenture Trustee.

                  (a) On each Payment Date, to the extent that the related report described in Section 4.8(d)(ii) of the Trust B Sale and Servicing Agreement has been received by the Indenture Trustee, the Indenture Trustee shall provide to each Class B Noteholder, to the Master Servicer, to the Note Insurer, to the Underwriter, to the Sponsor, to Standard & Poor's and to Moody's a written report in substantially the form set forth as Exhibit B hereto, as such form may be revised by the Indenture Trustee, the Master Servicer, Moody's and Standard & Poor's from time to time, but in every case setting forth the information requested on Exhibit B hereto and the following information:

                  (i) the Trust B Scheduled Principal Distribution Amount;

                  (ii) the amount of such distributions allocable to principal separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein;

                  (iii) the amount of such distributions allocable to interest;

                  (iv) the amount of any Class B Interest Carry-Forward Amount;

                  (v) the amount of any Trust B Insured Payment included in the amounts distributed to the Class B Notes on such Payment Date;

                  (vi) information furnished by the Sponsor pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Class B Noteholders in computing their market discount;


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
                  (vii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution;

                  (viii) for Payment Dates during the Trust B Pre-Funding Period, the remaining Trust B Pre-Funded Amount;

                  (ix) for the final Subsequent Transfer Date, the amount of any remaining Trust B Pre-Funded Amount that has not been used to fund the purchase of Subsequent Mortgage Loans and that will be distributed to the Class B Noteholders as principal, if any, on the immediately following Payment Date;

                  (x) the amounts, if any, of any Realized Losses for the related Remittance Period; and

                  (xi) the Pool Rolling Six-Month Delinquency Rate and the Pool Cumulative Realized Losses (x) as a percentage of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods and (y) as a percentage of the Original Aggregate Loan Balance; and

                  (xii) the Class B Note Principal Balance and the Pool Factor, each after giving effect to such distribution of principal on such Payment Date;

                  (xiii) the aggregate Loan Balances of all Mortgage Loans after giving effect to any payment of principal on such Payment Date both in the aggregate and in each Trust.

                  (xiv) the weighted average Coupon Rate of the Mortgage Loans with respect to Trust B;

                  (xv) the amount of any Trust B Available Funds Cap Current Amount and Trust B Available Funds Cap Carry-Forward Amount;

                  (xvi) the Trust B Overcollateralization Deficit; and

                  (xvii) the amount of the Accelerated Principal Payment, if any, for the related Payment Date.

                  (xviii) the amount by aggregate principal balance of Mortgage Loans repurchased for the previous period and the cumulative number of Mortgage Loans repurchased to date pursuant to Section 3.3(b) of the Trust A Sale and Servicing Agreement.

                  Items (i) through (iii) above shall, with respect to each Class B Note, be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Class B Notes are outstanding, the Indenture Trustee shall furnish a report to each holder of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Class B Notes for such calendar year.


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
                  (b) In addition, on each Payment Date the Indenture Trustee will distribute to each Class B Noteholder, to the Note Insurer, to the Underwriter, to the Master Servicer, to the Sponsor, to Standard & Poor's and to Moody's, together with the information described in Subsection (a) preceding, the following information as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Master Servicer and furnished to the Indenture Trustee for such purpose on or prior to the related Remittance Date:

                  (i) the total number of Mortgage Loans and the Loan Balances thereof in Trust B, together with the number, aggregate Loan Balances of such Mortgage Loans and the percentage (based on the aggregate Loan Balance of the Mortgage Loans) of the aggregate Loan Balance of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

                  (ii) the number, aggregate Loan Balances of all Mortgage Loans and percentage (based on the aggregate Loan Balance of the Mortgage Loans) of the aggregate Loan Balance of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                  (iii) the number, aggregate Loan Balances of all Mortgage Loans and percentage (based on the aggregate Loan Balance of the Mortgage Loans) of the aggregate Loan Balance of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause
         (i));

                  (iv) the number, aggregate Loan Balances of all Mortgage Loans and percentage (based on the aggregate Loan Balance of the Mortgage Loans) of the aggregate Loan Balance of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

                  (v) the loan number of the related Mortgage Loan and the book value of any REO Property.

                  (c) The foregoing reports shall be sent be to a Class B Noteholder only insofar as such holder possesses a Class B Note.

                  (d) The Sponsor and the Master Servicer, on behalf of Class B Noteholders and the Trust (the "Trust Parties") hereby authorize the Indenture Trustee to include the loan level information with respect to the Mortgage Loans, excluding any information relating to the fees or amounts due to the Note Insurer, contained in reports provided to the Note Insurer or the Indenture Trustee by the Master Servicer hereunder and, if so directed by an Authorized Officer of the Sponsor in writing to the Indenture Trustee, the monthly report in the Form of Exhibit F to the Class B Noteholders prepared by the Indenture Trustee (the "Information") on The


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
Bloomberg, an on-line computer based information network maintained by Bloomberg L.P. ("Bloomberg") or on any other on-line computer based information network or service ("Information Network"), or in other electronic or print information services deemed acceptable by the Sponsor or the Master Servicer as designated in writing to the Indenture Trustee by an Authorized Officer of the Master Servicer. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Indenture Trustee or its affiliates or any of the Indenture Trustee's or its affiliates' respective agents, representatives, directors, officers or employees (collectively, the "Designated Parties"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Indenture Trustee, including, but not limited to, claims based on allegations of inaccurate or incomplete information by the Indenture Trustee to Bloomberg or to any Information Network or otherwise (other than in connection with the Indenture Trustee's negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Designated Parties and fully and finally release the Designated Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with such Designated Parties' negligence or willful misconduct). The Indenture Trustee makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

                  SECTION 8.11. Additional Reports by Indenture Trustee.

                  (a) The Indenture Trustee shall report to the Sponsor, the Master Servicer and the Note Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Indenture Trustee and the identity of the investments included therein, as the Sponsor, the Master Servicer or the Note Insurer may from time to time request. Without limiting the generality of the foregoing, the Indenture Trustee shall, at the request of the Sponsor, the Master Servicer or the Note Insurer, transmit promptly to the Sponsor, the Master Servicer and the Note Insurer copies of all accounting of aggregate receipts in respect of the Mortgage Loans furnished to it by the Master Servicer pursuant to Section 4.8(d)(ii) of the Trust B Sale and Servicing Agreement and shall notify the Sponsor, the Master Servicer and the Note Insurer if any such receipts have not been received by the Indenture Trustee.

                  (b) From time to time, at the request of the Note Insurer, the Indenture Trustee shall report to the Note Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in
Section 3.3(a) of the Trust B Sale and Servicing Agreement. On the date that is eighteen months after the Closing Date, the Indenture Trustee shall provide the
Note Insurer with a written report of all of such inaccuracies to such date of which it has actual knowledge, without independent investigation, and of the action taken by the Sponsor under Section 3.4(b) of the Trust B Sale and Servicing Agreement with respect thereto.

                  SECTION 8.12. Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.2(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also


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
require as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Class B Notes or the rights of the Class B Noteholders or the
Note Insurer in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                  ARTICLE IX.

                             SUPPLEMENTAL INDENTURES

                  SECTION 9.1. Supplemental Indentures Without Consent of Noteholders.

                  (a) Without the consent of the Holders of any Class B Notes but with the consent of the Note Insurer, as evidenced to the Indenture Trustee, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Class B Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Class B Notes, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Class B Notes;

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee with respect to the Class B Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the


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
         administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Article VI; or

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

                  The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Class B Notes but with the prior written consent of the Note Insurer and with prior notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Class B Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                  SECTION 9.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, with the consent of the Note Insurer and with the consent of the Holders of not less than a majority of the Outstanding Class B Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Class B Notes under this Indenture; provided, however, that, subject to the express rights of the Note Insurer under the Operative Documents, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Class B Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

                  (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Class B Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                  (iii) reduce the percentage of the Outstanding Class B Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this


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
         Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (v) reduce the percentage of the Outstanding Class B Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 12.1;

                  (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Operative Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                  (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

                  (viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in any of the Operative Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

                  The Indenture Trustee may determine whether or not any Class B Notes would be adversely affected by any supplemental indenture upon receipt of an Opinion of Counsel to that effect and any such determination shall be conclusive upon the Holders of all Class B Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

                  It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Class B Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel (and, if requested, an Officer's Certificate) stating that the


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
execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                  SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Class B Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Class B Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 9.5. Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

                  SECTION 9.6. Reference in Class B Notes to Supplemental Indentures. Class B Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Class B Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Class B Notes.

                  SECTION 9.7. Amendment.

                  (a) The Indenture Trustee, the Sponsor, the Issuer and the Master Servicer, may at any time and from time to time, with the prior written consent of the Note Insurer but without the giving of notice to or the receipt of the consent of the Class B Noteholders, amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof; or to add provisions hereto which are not inconsistent with the provisions hereof; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Indenture Trustee, materially and adversely affect the interests of any Owner (without its written consent).

                  (b) The Indenture Trustee, the Sponsor, the Issuer and the Master Servicer may, at any time and from time to time, with the prior written consent of the Note Insurer but without the giving of notice to or the receipt of the consent of the Class B Noteholders, amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of changing the definitions of "Trust B Specified Overcollateralization Amount"; provided, however, that no such change shall affect the weighted average life of the Class B Notes


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
(assuming an appropriate prepayment speed as determined by the Underwriter with respect to the Class B Notes by more than five percent, as determined by the Underwriter).

                  (c) This Agreement may also be amended by the Indenture Trustee, the Sponsor, the Issuer and the Master Servicer at any time and from time to time, with the prior written approval of the Note Insurer and not less than a majority of the Percentage Interest represented by the Class B Notes then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Class B Noteholders hereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Class B Noteholders without the consent of the Class B Noteholders, (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments or (c) result in a down-rating or withdrawal of any ratings then assigned to the Class B Notes, without the consent of all Class B Noteholders then Outstanding.

                                   ARTICLE X.

                           REDEMPTION OF CLASS B NOTES

                  SECTION 10.1. Redemption.

                  (a) The Class B Notes are subject to redemption following the later of (A) the Payment Date following payment in full of all amounts owing to the Note Insurer and (B) the earliest of (i) the transfer, under the conditions specified in Section 10.1(b), to the Master Servicer of the Class B Noteholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount equal to the sum of (a) the Class B Note Principal Balance and (b) the sum of accrued and unpaid Class B Interest Distribution Amount through the day preceding the final Payment Date,
(ii) the day following the Payment Date on which the distribution made to Class B Noteholders has reduced the Class B Note Principal Balance to zero and no other amounts are owed to the Class B Noteholders, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of the Mortgage Loan pursuant to Section
12.1 hereof) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Payment Date in November 2028; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (B)(i) of this Section 10.1(a), the Indenture Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as the Sponsor may reasonably request to effect the transfer of the Mortgage Loan to the Sponsor.

                  (b) The Class B Notes shall be subject to optional redemption by the Trust B Certificateholder on any Payment Date after the Class B Note Principal Balance has been reduced to an amount less than or equal to $35,000,000 (10% of the Original Class B Note Principal Balance) and all amounts due and owing to the Note Insurer pursuant to the Insurance Agreement have been paid. Such transfer shall only be permitted if the Trust B Certificateholder


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
delivers to the Indenture Trustee an amount equal to the sum of the outstanding Class B Note Principal Balance and accrued and unpaid interest thereon at the Class B Note Interest Rate through the day preceding the final Payment Date plus all Trust B Reimbursement Amounts. In connection with such purchase, the Master Servicer shall remit to the Indenture Trustee all amounts then on deposit in the Trust B Principal and Interest Account for deposit to the Trust B Note Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

                  (c) Promptly following any such purchase, the Indenture Trustee will release the Files to the Master Servicer, or otherwise upon their order, in a manner similar to that described in Section 4.14 of the Trust B Sale and Servicing Agreement.

                  (d) Advanta National Bank may not participate in any purchase described in this Section 10.1(b), or fund any portion of the purchase price, unless the then-outstanding Principal Balances of the Mortgage Loans in the Trust Estate is less than or equal to five percent of the sum of the aggregate Loan Balances of all Mortgage Loans in the Trust Estate as of the Initial Cut-Off Date and the Original Pre-Funded Amount.

                  (e) If the Class B Notes are to be redeemed pursuant to this
Section 10.1(a), the Master Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 45 days prior to the Redemption Date and the Issuer shall deposit with the Indenture Trustee in the Trust B Note Account the Redemption Price of the Class B Notes not less than five Business Days prior to the Redemption Date whereupon all such Class B Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2.

                  SECTION 10.2. Surrender of Class B Notes.

                  (a) Notice of any termination, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Class B Notes to the Indenture Trustee for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee (upon receipt of written directions from the Sponsor, if the Sponsor is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Note Insurer and to the Master Servicer and by letter to Noteholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Payment Date upon which final distribution of the Class B Notes will be made upon presentation and surrender of Class B Notes at the office or agency of the Indenture Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of the Class B Notes at the office or agency of the Indenture Trustee therein specified.

                  (b) Any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Class B Note and remaining unclaimed by the related Class B Noteholder for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first, to the


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
Note Insurer on account of any Trust B Reimbursement Amounts, and second, to the Trust B Certificateholders; and such Class B Noteholder shall thereafter, as an unsecured general creditor, look only to the Note Insurer or the Trust B Certificateholders for payment thereof (but only to the extent of the amounts so paid to the Note Insurer or the Trust B Certificateholders), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee, before being required to make any such payment, shall at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Note Insurer or the Trust B Certificateholders. The Indenture Trustee shall, at the direction of the Sponsor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Class B Noteholders whose right to or interest in monies due and payable but not claimed is determinable from the Note Register at the last address of record for each such Class B Noteholder).

                  SECTION 10.3. Form of Redemption Notice. Notice of redemption supplied to the Indenture Trustee by the Master Servicer under Section 10.1(a) shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Class B Notes of record, as of the close of business on the date which is not less than 5 days prior to the applicable Redemption Date, at such Holder's address appearing in the Note Register.

                  All notices of redemption shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price;

                  (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Class B Notes at the place where such Class B Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

                  (iv) that interest on the Class B Notes shall cease to accrue on the Redemption Date.

                  Notice of redemption of the Class B Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

                  SECTION 10.4. Class B Notes Payable on Redemption Date. The Class B Notes to be redeemed shall, following notice of redemption as required by Section 10.2, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price


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
for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                  ARTICLE XI.

                                  MISCELLANEOUS

                  SECTION 11.1. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Note Insurer if the application or request is made to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

                  SECTION 11.2. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.


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
                  Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Master Servicer, the Sponsor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Master Servicer, the Sponsor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                  SECTION 11.3. Acts of Noteholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Indenture Trustee.

                  (c) The ownership of Class B Notes shall be proved by the Note Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Class B Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 11.4. Notices, etc. to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

                  (a) The Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed first-class and shall be deemed to have been duly given upon receipt to the Indenture Trustee at its Corporate Trust Office and any notice delivered by facsimile shall be addressed to the Corporate Trust Office, telecopy number (949) 253-7577, or

                  (b) The Issuer by the Indenture Trustee or by any Noteholder shall be in writing and shall be sufficient for every purpose hereunder if personally delivered, delivered by facsimile or overnight courier or mailed first class, and shall deemed to have been duly given upon receipt to the Issuer addressed to: Advanta Mortgage Loan Trust 1998-4B, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001 Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by Issuer. The Issuer shall promptly transmit any notice received by it from the Class B Noteholders to the Indenture Trustee.

                  (c) The Sponsor or the Master Servicer by the Indenture Trustee shall be in writing and shall be sufficient for every purpose hereunder if personally delivered, delivered by facsimile or overnight courier or mailed first class and shall be deemed to have been duly given upon receipt to the Sponsor or the Master Service addressed to:

                           Advanta Mortgage Conduit Services, Inc.
                           Welsh & McKean Roads
                           P.O. Box 918
                           Springhouse, PA 19477-0918

                           Advanta Mortgage Corp. USA
                           10790 Rancho Bernardo Road
                           San Diego, CA 92127

or such other address previously furnished in writing to the Indenture Trustee by Sponsor or Master Services.

                  (d) The Note Insurer by the Issuer or the Indenture Trustee shall be sufficient for any purpose hereunder if in writing and mailed by first-class mail, personally delivered, or telecopied to the recipient as follows:


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
          To the Note Insurer:      Ambac Assurance Corporation
                                    One State Street Plaza
                                    New York, New York 10004
                                    Attention: ___________
                                             Structured Finance Department - MBS
                                    Telecopy: (212) 363-1459

                  Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, delivered by overnight courier or first class or via facsimile to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, Fax No:
(212) 533-0355 and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Group, 26 Broadway (15th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department, Fax No: (212) 412-0224; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 11.5. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                  In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

                  Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder.

                  SECTION 11.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Class B Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Note Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be


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
unreasonably withheld). The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

                  SECTION 11.7. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  SECTION 11.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 11.9. Successors and Assigns. All covenants and agreements in this Indenture and the Class B Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

                  SECTION 11.10. Separability. In case any provision in this Indenture or in the Class B Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.11. Benefits of Indenture. The Note Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture. Nothing in this Indenture or in the Class B Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Note Insurer and the Noteholders, and any other party secured hereunder, and any other person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Note Insurer may disclaim any of its rights and powers under this Indenture (in which case the Indenture Trustee may exercise such right or power hereunder), but not its duties and obligations under the Note Policy, upon delivery of a written notice to the Indenture Trustee.

                  SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (except as otherwise provided by any other provision of the Class B Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                  SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE


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OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

                  SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trust or any other counsel reasonably acceptable to the Indenture Trustee and the Note Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

                  SECTION 11.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Sponsor, any Originator, the Master Servicer, the Owner Trustee or the Indenture Trustee on the Class B Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Sponsor, any Originator, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Sponsor, any Originator, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sponsor, any Originator, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, any Originator, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  SECTION 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Sponsor, or the Issuer, or join in any institution against the Sponsor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Class B Notes, this Indenture or any of the Operative Documents.

                  SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or of the Note Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its Obligations hereunder.

                  SECTION 11.19. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Agreement or any related documents.

                                  ARTICLE XII.

                                EVENTS OF DEFAULT

                  SECTION 12.1. Events of Default. The following shall constitute Events of Default:

                  (a) failure on the part of Trust A, Trust B or Trust C (i) to make a payment or deposit required under the related Sale and Servicing Agreement within five Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of such Issuer set forth in the related Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after written notice;

                  (b) any representation or warranty made by the Sponsor in a Sale and Servicing Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Holders or the Note Insurer are materially and adversely affected; provided, however, that a Event of Default shall not be deemed to occur if the Sponsor has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Note Insurer) in accordance with the provisions of the related Sale and Servicing Agreement;

                  (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Sponsor or the Master Servicer;

                  (d) Any of Trust A, Trust B or Trust C becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

                  (e) the occurrence of an Event of Servicer Termination;

                  (f) default in the payment of any interest, principal or any installment of principal on any Class A Note, Class B Note or Class C Note when the same becomes due and payable, and such default continues for a period of five days; and

                  (g) on any Payment Date, the failure to pay interest at the Class B Note Formula Capped Rate.

                  In the case of any event described in clause (a), (b), (e) or
(g), an Event of Default will be deemed to have occurred only if, after the applicable grace period, if any, described herein or in the related Indenture or Sale and Servicing Agreement either (i) the Indenture Trustee or Holders holding Class B Notes evidencing at least 50% of the aggregate principal amount of the Class B Notes with the consent of the Note Insurer (so long as there is no continuing default by the Note Insurer in the performance of its obligations under the Note Policy) or the Note Insurer (so long as there is no continuing default by the Note Insurer in the performance of its obligations under the Note Policy), by written notice to the Note Insurer, the Sponsor, the Rating Agencies, and the Master Servicer (and to the Indenture Trustee, if given by the Holders or the Note Insurer) declare that an Event of Default has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (f), an Event of Default will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Class B Noteholders or the Note Insurer immediately upon the occurrence of such event.

                  In addition to the consequences of an Event of Default discussed above, unless otherwise instructed within 60 days by the Class B Noteholders representing undivided interests aggregating more than 50% of the aggregate principal amount of the Class B Notes, the Indenture Trustee will sell, dispose of or otherwise liquidate the Trust Estate in a commercially reasonable manner and on commercially reasonable terms. Any such sale, disposal or liquidation and such sale, disposal or liquidation will be "servicing retained" by the Master Servicer. The net proceeds of such sale will first (if a Note Insurer Default shall not have occurred and be continuing) be paid to the
Note Insurer to the extent of unreimbursed draws under the Note Policy and other amounts owing to the Note Insurer. The amount required to reduce the Class B Note Principal Balance, together with all accrued and unpaid interest due thereon, to zero will be distributed to the Holders of the Class B Notes; the Note Policy will guarantee and pay in full any amount by which such remaining net proceeds are insufficient to pay the Class B Note Principal Balance in full.

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                  IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

                      ADVANTA MORTGAGE LOAN TRUST 1998-4B

                      By:   WILMINGTON TRUST COMPANY, not in its
                            individual capacity but solely as Owner Trustee,


                            By: /s/ Emmet Harmon
                               -----------------------------------------------
                               Name: Emmet Harmon
                              Title: Vice President


                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                         not in its individual capacity but solely as Indenture Trustee,


                            By: /s/ Mark McNeill
                               -----------------------------------------------
                               Name: Mark McNeill
                              Title: Assistant Secretary

                                                                       EXHIBIT A

                             [Form of Class B Note]


REGISTERED                                                          $350,000,000

No. A



                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                             CUSIP NO. _________

                  Unless this Class B Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Class B Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  THE PRINCIPAL OF THIS CLASS B NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                       ADVANTA MORTGAGE LOAN TRUST 1998-4B

                      CLASS A MORTGAGE BACKED CLASS B NOTES

                  Advanta Mortgage Loan Trust 1998-4B, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ($350,000,000), such amount payable on each Payment Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is $350,000,000 and the denominator of which is $350,000,000 by (ii) the aggregate amount, if any, payable from the Trust B Note Account in respect of principal on the Class B Notes pursuant to
Section 8.7 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the November 2028, Payment Date (the "Final Scheduled Payment Date"). The Issuer will pay interest on this Class B Note at the rate per annum provided in the Trust B Indenture on each Payment Date until the principal of this Class B Note is paid or made available for payment, on the principal amount of this Class B Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Class B Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from November 24, 1998. Interest will be computed on the basis of the actual number of days elapsed in a 360-day year. Such principal of and interest on this Class B Note shall be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Class B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class B Note shall be applied first to interest due and payable on this Class B Note as provided above and then to the unpaid principal of this Class B Note.

                  The Class B Notes are entitled to the benefits of a financial guaranty insurance policy (the "Note Policy") issued by Ambac Assurance Corporation (the "Note Insurer"), pursuant to which the Note Insurer has unconditionally guaranteed payments of the Trust B Insured Payments on each Payment Date, all as more fully set forth in the Trust B Indenture.

                  For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Class B Notes as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat the Class B Notes as indebtedness of the Issuer for federal and state tax reporting purposes.

                  Each Class B Noteholder or Note Owner, by acceptance of this Class B Note or, in the case of a Note Owner, a beneficial interest in a Class B Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Class B Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sponsor, any Originator, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any owner, beneficiary, agent, officer, director or employee of the Sponsor, any Originator, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sponsor, any Originator, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, any Originator, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Reference is made to the further provisions of this Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  Each Note Owner, by acceptance of a beneficial interest in a Class B Note, shall be deemed to represent either (i) that it is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that its acquisition and continued holding of a beneficial interest in the Class B Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:  November 24, 1998         ADVANTA MORTGAGE LOAN TRUST 1998-4B

                                 By:   WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as Owner
                                       Trustee under the Trust Agreement



                                      By:
                                         ---------------------------------------
                                         Name:
                                        Title:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Class B Notes designated above and referred to in the within-mentioned Indenture.

Date:  November 24, 1998     BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                             not in its individual capacity but solely as Indenture Trustee



                             By:
                                --------------------------------------
                                Authorized Signatory

                                 REVERSE OF NOTE


                  This Class B Note is one of a duly authorized issue of Class B Notes of the Issuer, designated as its Class A Mortgage Backed Notes (herein called the "Class B Notes"), all issued under an Indenture dated as of November 1, 1998 (such indenture, as supplemented or amended, is herein called the "Trust B Indenture"), between the Issuer and Bankers Trust Company of California, N.A., as Indenture Trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Trust B Indenture), to which Trust B Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class B Notes. The Class B Notes are subject to all terms of the Trust B Indenture. All terms used in this Class B Note that are defined in the Trust B Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Trust B Indenture, as so supplemented or amended.

                  The Class B Notes are and will be secured by the collateral pledged as security therefor as provided in the Trust B Indenture.

                  Principal of the Class B Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 28, 1998. The term "Payment Date," shall be deemed to include the Trust B Final Scheduled Payment Date.

                  As described above, the entire unpaid principal amount of this Class B Note shall be due and payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class B Notes shall be due and payable if the Sponsor or Master Servicer voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Sponsor or Master Servicer and the Indenture Trustee or the Holders of the Class B Notes representing at least 50% of the Outstanding Amount of the Class B Notes shall have the right to direct the Indenture Trustee to sell or liquidate the Trust Estate as provided in Section 5.1 of the Trust B Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.

                  Payments of interest on this Class B Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class B Note, shall be made by check mailed to the Person whose name appears as the Holder of this Class B Note (or one or more Predecessor Class B Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Class B Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class B Note be submitted for notation of payment. Any reduction in the principal amount of this Class B Note (or any one or more Predecessor Class B Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class B Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class B Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

                  The Issuer shall pay interest on overdue installments of interest at the Class B Note Rate to the extent lawful.

                  As provided in the Trust B Indenture, the Class B Notes may be redeemed pursuant to Section 10.1(b) of the Indenture at the option of the Trust B Certificateholders, on any Payment Date on or after the date on which the Class B Note Principal Balance is less than or equal to 10% of the Original Class B Note Principal Balance.

                  As provided in the Trust B Indenture and subject to certain limitations set forth therein, the transfer of this Class B Note may be registered on the Note Register upon surrender of this Class B Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Class B Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class B Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                  Each Noteholder or Note Owner, by acceptance of a Class B Note or, in the case of a Note Owner, a beneficial interest in a Class B Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Class B Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sponsor, any Originator, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any owner, beneficiary, agent, officer, director or employee of the Sponsor, any Originator, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sponsor, any Originator, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, any Originator, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Each Class B Noteholder or Note Owner, by acceptance of a Class B Note or, in the case of a Note Owner, a beneficial interest in a Class B Note covenants and agrees that by accepting the benefits of the Indenture that such Class B Noteholder will not at any time institute against the Sponsor, or the Issuer or join in any institution against the Sponsor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Class B Notes, the Trust B Indenture or the Operative Documents.

                  Prior to the due presentment for registration of transfer of this Class B Note, the Issuer, the Indenture Trustee and the Note Insurer and any agent of the Issuer, the Indenture Trustee or the Note Insurer may treat the Person in whose name this Class B Note (as of the day of determination or as of such other date as may be specified in the Trust B Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  The Trust B Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Class B Notes under the Indenture at any time by the Issuer with the consent of the Note Insurer and of the Holders of Class B Notes representing a majority of the Outstanding Amount of all Class B Notes at the time Outstanding. Any such consent or waiver by the Holder of this Class B Note (or any one of more Predecessor Class B Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Note. The Trust B Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Class B Notes issued thereunder but with the consent of the Note Insurer.

                  The term "Issuer" as used in this Class B Note includes any successor to the Issuer under the Trust B Indenture.

                  The Class B Notes are issuable only in registered form in denominations as provided in the Trust B Indenture, subject to certain limitations therein set forth.

                  This Class B Note and the Trust B Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                  No reference herein to the Indenture and no provision of this Class B Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class B Note at the times, place, and rate, and in the coin or currency herein prescribed.

                  Anything herein to the contrary notwithstanding, except as expressly provided in the Trust B Indenture or the Operative Documents, neither Wilmington Trust Company in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class B Note or the Trust B Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Issuer for the sole purposes of binding the interests of the Issuer in the assets of the Issuer. The Holder of this Class B Note by the acceptance hereof agrees that except as expressly provided in the Trust B Indenture or the Operative Documents, in the case of an Event of Default under the Trust B Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Trust B Indenture or in this Class B Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      ----------------------               --------------------------------(1)

                                                 Signature Guaranteed:

----------------------------               --------------------------------









     (1) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.